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                                                                  EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT



                                     between




                           CINCINNATI MICROWAVE, INC.



                                       and



                            BEL-TRONICS U.S.A., INC.








                          Dated as of December 3, 1996



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                                TABLE OF CONTENTS


INTRODUCTORY PARAGRAPH

PREAMBLE


                                    ARTICLE I

                                   DEFINITIONS

1.1.      Definitions..........................................................1
1.2.      Interpretation.......................................................8

                                   ARTICLE II

                             TRANSFER OF THE ASSETS

2.1.      Transfer............................................................10
2.1.1.    Excluded Assets.....................................................11
2.2.      Shares and Delivery.................................................11
2.2.1     Shares..............................................................11
2.2.2.    Issuance of Shares..................................................11
2.2.3.    Share Ratio.........................................................11
2.2.4.    Re-Evaluation of Share Ratio........................................12
2.2.5.    Dissenting Shares...................................................12
2.2.5.1.  Cash Retained.......................................................12
2.2.5.2.  Escrow..............................................................12
2.2.5.3.  Impact of Dissent...................................................12
2.2.5.4.  Procedures..........................................................13
2.2.5.5.  Buyer's Approval Required...........................................13
2.2.5.6.  Definition..........................................................13
2.2.6.    Apportionments......................................................13
2.2.6.1.  Real Estate.........................................................13
2.2.6.2.  Contest.............................................................14
2.2.6.3.  Third Party Funds...................................................14
2.2.6.4.  Utilities...........................................................14
2.2.6.5.  Costs...............................................................14
2.2.6.6.  Exemptions..........................................................14
2.2.7.    Additional Consideration............................................15





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2.3.      Assumed Liabilities of Seller.......................................15
2.3.2.    Excluded Liabilities................................................15
2.3.2.7.  Product Failures....................................................16
2.3.2.8.  Environmental Claims; Environmental
             Health & Safety Claims...........................................17
 .3.2.9.   Excluded Assets.....................................................17
2.3.2.10. Employee Plans......................................................17
2.3.2.11. Golden Parachutes...................................................17
2.3.2.11. Taxes...............................................................17
2.3.2.12  Infringement........................................................17
2.3.2.13  Suits...............................................................17
2.4.      Closing.............................................................18
2.5.      Tax Matters.........................................................18
2.6.      Procedures for Excluded Assets......................................18
2.6.1.    Excluded Assets.....................................................18


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1.      Representations and Warranties of Seller............................19
3.1.1.    Corporate Existence.................................................19
3.1.2.    Authorization.......................................................19
3.1.3.    No Violation........................................................19
3.1.4.    Litigation..........................................................19
3.1.5.    Governmental Authorizations; Compliance with Laws...................20
3.1.6.    Income Tax Matters..................................................20
3.1.6.1   Tax Returns.........................................................20
3.1.6.2   FIRPTA..............................................................20
3.1.7.    Knowledge...........................................................20
3.1.8.    Brokers; Finders....................................................20
3.1.9.    Actions of Officers and Directors; Unauthorized Acts of
          Officers or Directors of Affiliates of Seller.......................21
3.1.9.1   Officers and Directors..............................................21
3.1.9.2   Actions by Affiliates...............................................21
3.1.10.   Permits.............................................................21
3.1.11.   Seller SEC Reports and Financial Statements.........................21
3.1.12.1  Seller SEC Reports..................................................21
3.1.12.2  Seller Financial Statements.........................................22
3.1.12.3  No Other Liabilities................................................22
3.1.13.   No Adverse Change...................................................22
3.1.14.   Title to and Condition of Properties................................23




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3.1.15.   Real Property Leases................................................23
3.1.16.   Equipment...........................................................23
3.1.17.   Intellectual Property...............................................24
3.1.18.   Contracts...........................................................24
3.1.19.   Employee Benefit Plans..............................................26
3.1.20.   No Defaults or Violations...........................................27
3.1.21.   Certain Environmental Matters.......................................27
3.1.22.   Litigation..........................................................29
3.1.23.   Taxes...............................................................29
3.1.24.   Condition of Assets.................................................30
3.1.25.   Inventory...........................................................30
3.1.26.   Insurance Policies..................................................30
3.1.27.   Accounts Receivable.................................................31
3.1.28.   Capital Improvements................................................31
3.1.29.   Assets Sufficient for Conduct of Business...........................31
3.1.30.   Accuracy of Statements..............................................31
3.1.31.   No Other Agreement..................................................31
3.2.      Representations and Warranties of Buyer and Buyer's Parent..........31
3.2.1.    Corporate Existence.................................................31
3.2.2.    Authorization.......................................................32
3.2.3.    No Violation........................................................32
3.2.4.    Litigation..........................................................32
3.2.5.    Governmental Authorizations; Compliance with Laws...................33
3.2.6.    Income Tax Matters..................................................33
3.2.6.1.  Tax Returns.........................................................33
3.2.7.    Knowledge...........................................................33
3.2.8.    Brokers; Finders....................................................33
3.2.9.    Actions of Officers and Directors; Unauthorized Acts of Officers or
          Directors of Affiliates of Buyer and Buyer's Parent.................33
3.2.9.1.  Officers and Directors..............................................33
3.2.9.2.  Actions by Affiliates...............................................34
3.2.10.   Permits.............................................................34
3.2.11.   Buyer and Buyer's Parent Financial Statements.......................34
3.2.11.1. Buyer and Buyer's Parent Financial Statements.......................34
3.2.11.2. No Other Liabilities................................................35
3.2.12.   No Adverse Changes..................................................35
3.2.13.   Title to and Condition of Properties................................35
3.2.14.   Real Property Leases................................................36
3.2.15.   Equipment...........................................................36
3.2.16.   Intellectual Property...............................................36
3.2.17.   Contracts...........................................................37
3.2.18.   Employee Benefit Plans..............................................38
3.2.19.   No Defaults or Violations...........................................40




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3.2.20.   Certain Environmental Matters.......................................40
3.2.21.   Litigation..........................................................42
3.2.22.   Taxes...............................................................42
3.2.23.   Condition of Assets.................................................43
3.2.24.   Inventory...........................................................43
3.2.25.   Insurance Policies..................................................43
3.2.26.   Accounts Receivable.................................................44
3.2.27.   Capital Improvements................................................44
3.2.28.   Assets Sufficient for Conduct of Business...........................44
3.2.29.   Accuracy of Statements..............................................44
3.2.30.   No Other Agreements.................................................44
3.2.31.   Shares..............................................................44

                                   ARTICLE IV

                                CERTAIN COVENANTS

4.1.      Access and Information; Confidentiality.............................45
4.2.1.    Conduct of Business of Seller.......................................45
4.2.2.    Conduct of Business of Buyer........................................45
4.3.      Regulatory Filings..................................................46
4.4.      Noncompetition Agreement; Nondisclosure.............................46
4.4.1.    Noncompetition Agreement............................................46
4.4.2.    Confidential Information Seller's Obligations.......................46
4.4.2.2.  Confidential Information Buyer's Obligations........................47
4.5.      Assignment of Contracts and Governmental Authorizations.............47
4.6.      Change of Corporate Name............................................48
4.7.      Intellectual Property Assignments and Acknowledgment................48
4.7.1.    Assignments.........................................................48
4.7.2.    Non-Use By Seller...................................................49
4.8.      Limited Power of Attorney...........................................49
4.8.1.    Appointment.........................................................49
4.8.2.    Authorization.......................................................49
4.8.3.    Irrevocability......................................................49
4.9.      Maintenance of Insurance Policies; Seller's Obligations.............49
4.9.1.    Maintenance of Insurance Policies: Buyer's Obligations..............49
4.10.     Certain Receipts and Certificates...................................50
4.11.     Sale/Lease of Facilities............................................50
4.12.1.   Employees of Seller.................................................50
4.12.2.   Pre-Closing Employment Obligations..................................50
4.13.     Personnel Records...................................................50
4.14.     WARN Act............................................................50
4.15.     Exclusive License...................................................51




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4.16.     Manufacturing Contract..............................................51
4.17.     No Shop.............................................................51
4.17.1.   Acquisition Proposal................................................51
4.17.2.   Notice..............................................................52
4.17.3.   Termination Fee.....................................................52
4.17.3.1. Alternative Transaction.............................................52
4.17.3.2. Seller's Liability..................................................52
4.18.     Proxy Statement/Prospectus; Registration Statement..................52
4.19.     Stockholders Meeting................................................53
4.20.     Legal Conditions to Transaction.....................................53
4.21.     Non-Competition Agreements..........................................53


                                    ARTICLE V

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                     AND ADDITIONAL COVENANTS AND AGREEMENTS
                          RELATING TO THE REAL PROPERTY

5.1.      Title Insurance.....................................................55
5.1.1.    Title Commitment....................................................55
5.1.2.    Exceptions..........................................................55


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1.      Conditions to Obligation of Buyer...................................56
6.1.1.    Representations; Performance........................................56
6.1.2.    Opinion of Counsel..................................................56
6.1.3.    Certain Approvals...................................................56
6.1.4.    No Proceeding or Litigation.........................................56
6.1.5.    No Material Adverse Change..........................................56
6.1.6.    Purchased Assets and Documents Delivered............................57
6.1.7.    Title Insurance.....................................................57
6.1.8.    Environmental Audit.................................................57
6.1.9.    "C" Reorganization..................................................58
6.1.10.   Fairness Opinion....................................................58
6.1.11.   Tax Opinion.........................................................58
6.1.12.   Securities Laws.....................................................58
6.1.13.   Stockholder Approval................................................58
6.1.14.   Financial Partner...................................................58


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6.1.15.   Extraordinary Gain..................................................59
6.1.16.   Exclusive License...................................................59
6.1.17.   Manufacturing Contract..............................................59
6.1.18.   Termination of Securities Litigation................................59
6.1.19.   Dissenting Shares...................................................59
6.1.20.   Working Capital.....................................................59
6.1.21.   Re-Evaluation Notice................................................59
6.2.      Conditions to Obligation of Seller..................................59
6.2.1.    Representations; Performance........................................59
6.2.2.    Opinions of Counsel.................................................60
6.2.3.    Certain Approvals...................................................60
6.2.4.    No Proceeding or Litigation.........................................60
6.2.5.    Consideration and Documents Delivered...............................60
6.2.6.    "C" Reorganization..................................................60
6.2.7.    Stockholder Approval................................................60
6.2.8.    Financial Partner...................................................60
6.2.9.    Exclusive License...................................................61
6.2.10.   Manufacturing Contract..............................................61
6.2.11.   Fairness Opinion....................................................61
6.2.12.   Tax Opinion.........................................................61
6.2.13.   Termination of Securities Litigation................................61
6.2.14.   Dissenting Shares...................................................61
6.2.15.   Working Capital.....................................................61
6.2.16.   Re-Evaluation Notice................................................62
6.2.17.   Securities Laws.....................................................62
6.2.18.   Extraordinary Gain..................................................62

                                   ARTICLE VII

                          OBLIGATIONS IF CLOSING OCCURS

7.1.      Non-Survival of Representations and Warranties......................63

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1.      Termination.........................................................64
8.2.      Default by Buyer....................................................64
8.3.      Default by Seller...................................................64
8.4.      Bulk Sales Law......................................................64
8.5.      Expenses............................................................64
8.6.      Public Announcements................................................65




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8.7.      Assignment; Successors..............................................65
8.8.      Amendment and Modification; Waivers.................................65
8.9.      Notices.............................................................65
8.10.     Further Assurances; Records.........................................66
8.11.     Sales and Transfer Taxes............................................66
8.12.     Tax and Financial Cooperation.......................................66
8.13.     Entire Agreement; Counterparts; Governing Law.......................67
8.14.     Schedules...........................................................67






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                            ASSET PURCHASE AGREEMENT


                    ASSET PURCHASE AGREEMENT dated as of December 3, 1996 among Cincinnati Microwave, Inc., an Ohio corporation ("Seller" or the "Company"), and BEL-Tronics U.S.A., Inc., a Georgia corporation ("Buyer").

                                 P R E A M B L E

         Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following words and terms as used in this Agreement shall have the following meanings:

         "Acquisition Proposal":  the meaning specified in Section 4.17.1.

         "Affiliate": with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, (i) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement": this Agreement, all Schedules hereto, and all amendments made hereto and thereto by written agreement among the parties.

         "Assets": the Purchased Assets and the Excluded Assets.

         "Assumed Liabilities": the meaning specified in Section 2.2.7.

         "Assumption Agreement": the meaning specified in Section 2.3.

         "BEL-Canada": BEL-Tronics Limited, an Ontario, Canada corporation.



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         "Benefit Plans":  the meaning specified in Section 2.3.2.10.

         "Bill of Sale":  the meaning specified in Section 2.1.

         "Business": the operations conducted by Seller using the Assets as such operations have been conducted since December 31, 1995.

         "Business Day": a day other than a Saturday, Sunday or day on which commercial banks in New York City are generally closed for business.

         "Buyer":  the meaning specified in the introductory paragraph.

         "Buyer's Parent":  BEL-Tronics Limited, a Georgia corporation.

         "Closing" and "Closing Date":  the meanings specified in Section 2.4.

         "Code":  the Internal Revenue Code of 1986, as amended.

         "Company": the meaning specified in the introductory paragraph.

         "Confidential Information":  the meaning specified in Section 4.4.2.

         "Confidentiality Agreement": the meaning specified in Section 4.1.

         "Consideration": the meaning specified in Section 2.2.1.

         "Copyright Assignment": the meaning specified in Section 4.7.1.

         "Consent":  the meaning specified in Section 3.2.3.

         "Contract Assignment":  the meaning specified in Section 4.7.

         "Contracts":  the meaning specified in Section 2.1.

         "Deed":  the meaning specified in Section 5.1.1.

         "Dissenting Shares":  the meaning specified in Section 2.2.5.

         "Environment": means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.




                                        2

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         "Environmental Claim": means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or directive (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the indoor or outdoor air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Seller, or any activities or operations hereof; (ii) the generation, transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Seller or its operations or facilities, or (iii) the violation, or alleged violation, of any Environmental Law, Order or Environmental Permit of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Seller.

         "Environmental Health, and Safety Liabilities": means any cost, damage, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and relating to: (a) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" will include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "Environmental Law": means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7



                                        3

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U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section
2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been or will be amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes, including but not limited to any environmental property transfer laws.

         "Environmental Lien": means any lien in favor of any Governmental Authority arising under Environmental Laws.

         "Environmental Permit": means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law or Order.

         "Exchange Act":  means the Securities Exchange Act of 1934.

         "Excluded Assets":  the meaning specified in Section 2.1.1.

         "Excluded Liabilities":  the meaning specified in Section 2.3.2.

         "Exclusive License": the meaning specified in Section 4.15.

         "ERISA":  the meaning specified in Section 3.2.18.

         "Financial Partner": source(s) of equity and debt who, subsequent to the date of this Agreement, extend credit or make a debt or equity investment or some combination thereof, to or in Buyer's Parent.

         "Foothill":  the meaning specified in Section 4.11.

         "GAAP":  the meaning specified in Section 1.2(f).

         "Governmental Authority":  any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Governmental Authorizations": the meaning specified in Section 3.1.5.

         "Hazardous Activity": means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer,



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transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Real Property or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Real Property, or that may affect the value of the Real Property or the Purchased Assets.

         "Hazardous Materials": means any substance that is now or will foreseeably be listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act": means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Income Tax" or "Income Taxes": means all federal, state or local income taxes (inclusive of any and all interest and penalties thereon) imposed on Seller with respect to the assets or operations of Seller and which are based in whole or in part upon income, but does not include any Taxes.

         "Intercompany Contracts": means all tax-sharing agreements between Seller and any of its Affiliates and all contracts, licenses and agreements between Seller and one or more of its Affiliates not in the ordinary course of business.

         "Intercompany Receivables": the entire amount (including principal and accrued interest) of indebtedness owed by any Affiliates of Seller to Seller, except indebtedness owed for goods sold or services performed in the ordinary course of business.

         "Interim Parent Balance Sheet": the meaning specified in Section 3.2.11.1.

         "Knowledge": with respect to an individual making a representation to his or her "knowledge," those facts and circumstances personally known by such individual; and with respect to an entity making a representation to its "knowledge," those facts and circumstances personally known by any executive officer of such entity.

         "Legal Requirement": means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "Liabilities": Liabilities that are assumed by Buyer pursuant to this Agreement and Excluded Liabilities.




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




         "Manufacturing Contract":  the meaning specified in Section 4.16.

         "Material Adverse Effect": with respect to Seller, a material adverse change in the business or financial condition of Seller or the Purchased Assets or the Assumed Liabilities.

         "Noncompetition Agreement":  the meaning specified in Section 4.4.1.

         "Occupational Safety and Health Law": means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order": means any order, injunction, judgment , decree, ruling, assessment or arbitration award.

         "Parent Balance Sheet": the meaning specified in Section 3.2.11.1.

         "Patent Assignment": the meaning specified in Section 4.7.1.

         "Person": an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity, including, without limitation, a government or any department, agency or instrumentality thereof.

         "Proceeding": means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

         "Proprietary Rights": means all of the following proprietary rights owned by, issued to or licensed to Seller which are used in Seller's Business, along with all income, royalties, damages and payments due or payable at Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; trademarks, service marks, trade dress, logos, trade names and corporate names together with all goodwill associated therewith (including without limitation, the use of the current corporate name and trade names and all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; mask works; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential information



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



(including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software (including, without limitation, data, data bases, systems and related documentation); other proprietary rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on
Schedule 3.1.17 attached hereto and incorporated herein by reference.

         "Purchased Assets":  the meaning specified in Section 2.1.

         "Real Property": means all land, buildings and other improvements which comprise the facility owned by Seller and located in Cincinnati, Ohio.

         "Real Property Leases": the meaning specified in Section 3.1.15.

         "Re-Evaluation Notice":  the meaning specified in Section 2.2.4.

         "Release": means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

         "SEC": means the U.S. Securities and Exchange Commission.

         "Securities Litigation":  the meaning specified in Section 2.3.2.4.

         "Seller":  the meaning specified in the introductory paragraph.

         "Seller Balance Sheet":  the meaning specified in Section 3.1.12.2.

         "Seller Financial Statements": the meaning specified in Section
3.1.12.2.

         "Seller SEC Reports":  the meaning specified in Section 3.1.12.1.

         "Seller's Shareholders:" means Persons entitled to receive Shares in connection with this transaction (alternatively to Seller) as determined by Seller in accordance with law.

         "Shares": The shares of newly issued common stock in Buyer's Parent to be issued pursuant to Section 2.2, below.

         "Stockholder Meeting": the meaning specified in Section 4.19.1.

         "Superior Proposal": the meaning specified in Section 4.17.1.

         "Survey":  the meaning specified in Section 5.1.1.

         "Tax" or "Taxes": federal, state, municipal, local or foreign taxes, assessments, additions to tax, deficiencies, duties, fees and other governmental charges or impositions of each and every kind, whether measured by properties, assets, wages, payroll, withholding, purchases, value added, payments, sales, use, business, capital stock or surplus income arising from or in connection with the business of Seller or its properties or assets prior to the Closing Date (inclusive of any and all interest or penalties thereon), but does not include any Income Taxes.

         "Threatened": a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         "Title Commitment":  the meaning specified in Section 5.1.1.

         "Trademark Assignment":  the meaning specified in Section 4.7.1.

         "WARN":  the meaning specified in Section 4.14.

         1.2 Interpretation. The following provisions shall govern the interpretation of this Agreement:

                  (a) "Herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection or Schedule.

                  (b) Headings or captions are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  (c) Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa.

                  (d) The calculation of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement excludes the date which is the reference day in calculating such period.

                  (e) Performance on holidays is not required hereunder. Whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next succeeding day that is a Business Day.

                  (f) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as employed in the United States of America ("GAAP"). Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP, such reference shall be deemed to be to the GAAP from time to time applicable as at the date on which such calculation is made or required to be made in accordance with GAAP.

                  (g) As used in this Agreement reference to dollar amounts, unless otherwise specifically indicated, shall mean the lawful money of the United States of America.

                  (h) The term "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                                   ARTICLE II

                             TRANSFER OF THE ASSETS

         2.1 Transfer. Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Business, assets, properties, goodwill and rights of Seller as a going concern of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (hereinafter sometimes collectively called the "Purchased Assets"), including, without limitation: (i) all of Seller's right, title and interest in and to Seller's corporate name and all variations thereof; (ii) cash-on-hand and cash in the bank accounts of Seller, inclusive of cash equivalents, as of the Closing Date, together with the bank account records of Seller; (iii) all of Seller's right, title and interest in and to all contracts, licenses, or agreements to which Seller is a party or shall become a party to prior to the Closing Date (other than this Agreement and the agreements executed pursuant hereto or contemplated hereby), including, without limitation all supply and customer contracts, work and purchase orders, employment and consultancy contracts, equipment, capital and real property leases and loan agreements; but excluding Intercompany Contracts (collectively, the "Contracts"), and all of Seller's Governmental Authorizations; (iv) all of Seller's right, title and interest in and to any real estate, including the Real Property; (v) all accounts receivable, checks, negotiable instruments and chattel paper, payable to or (with respect to bearer instruments) in the possession of Seller; (vi) all inventory and supplies; (vii) all furniture, fixtures, equipment and machinery; (viii) all leasehold interests and improvements thereon; (ix) all of Seller's right, title and interest in and to the Proprietary Rights; (x) all books and records, files and operating data relating to the Purchased Assets or the Assumed Liabilities, other than those which constitute Excluded Assets; (xi) with respect to each insurance policy on which Seller is an insured and which is an "occurrence" policy as opposed to a "claims made" policy, all rights of Seller, including the right to receive any amounts recovered or recoverable from the insurer after the Closing Date, with respect to any loss resulting from an occurrence which took place on or prior to the Closing Date, and with respect to each insurance policy on which Seller is an insured party and which is a "claims made" policy as opposed to an "occurrence" policy, all rights of Seller, including the right to receive any amounts recovered or recoverable from the insurer after the Closing Date, with respect to any loss resulting from a claim made on or prior to the Closing Date;
(xii) all claims, causes of actions, and suits which Seller has or may have against third parties in connection with the Purchased Assets or the Assumed Liabilities; and (xiii) the business and operations of Seller as a going concern; and excluding only the assets excluded in Section 2.1.1. Seller shall convey to Buyer all of Seller's right, title and interest in and to the Purchased Assets, subject to all liabilities, obligations, liens and encumbrances related thereto, excepting only the Excluded Liabilities, which conveyance shall be made pursuant to a bill of sale, substantially in the form of Schedule 2.1 attached hereto and incorporated herein by reference (the "Bill of Sale") and the other instruments of conveyance to be delivered pursuant to this Agreement. Insofar as any implied warranties of merchantability or fitness are concerned, the Purchased Assets are sold "AS IS, WHERE IS."

         2.1.1. Excluded Assets. Notwithstanding the foregoing and without limitation, the Purchased Assets shall not include any of the following ("Excluded Assets"):

         (a) The assets listed in Schedule 2.1.1(a);

         (b) The corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller;

         (c) Any rights of Seller under this Agreement;

         (d) Any cash and intercompany or intracompany payable and receivable balances between Seller, or any of its subsidiaries, and Seller's Affiliates or between Seller's Affiliates, or any insurance policy coverages and other services furnished to or for the benefit of Seller Affiliates by Seller or any of its subsidiaries;

         2.2. Shares and Delivery

         2.2.1 Shares. The consideration to be delivered by Buyer in exchange for the Purchased Assets, in addition to the Assumed Liabilities, shall be the Shares, to be issued to Seller or Seller's Shareholders at Closing, as Seller may direct. The number of Shares to be issued shall be determined as provided below.

         2.2.2 Issuance of Shares. At the Closing, Buyer will deliver to Seller certificates representing its Shares, or at Seller's option upon notice to Buyer, reasonably prior to the Closing, Seller may deliver to Buyer a list of Seller's Shareholders to be used for purposes of Closing and request that certificates for its Shares be respectively issued in the names of Seller's Shareholders. At Closing, Seller shall certify such list (with any adjustments necessary for accuracy) to be correct and complete. At Seller's request, for purposes of the foregoing, Buyer and Seller shall cooperate in issuing or delivering certificates for Shares to Persons who were not the owners of shares of common stock on the record date for Seller's Stockholder Meeting, provided that the responsibility for seeing that Seller's Shareholders receive their Shares correctly shall always rest exclusively with Seller, and provided further, that in no event shall Buyer or Buyer's Parent be responsible for providing any more shares in Buyer's Parent than the aggregate number called for by Section 2.2.3., below.

         2.2.3 Share Ratio. Seller (or, alternatively, all of Seller's Shareholders in the aggregate) shall receive such a number of shares of common stock in Buyer's Parent as shall be necessary such that, immediately after the Closing, the total number of issued and outstanding shares of common stock in Buyer's Parent owned by Persons other than Seller (or, alternatively, all of Seller's Shareholders in the aggregate) and other than the Financial Partner, is 150% of the number of such shares owned by Seller (or, alternatively, all of Seller's Shareholders in the aggregate). The percentage (the "Share Ratio") obtained by comparing the number of the Shares so received by Seller (or, alternatively, all of Seller's Shareholders in the aggregate) to the total of such Shares received plus the shares owned by Persons other than Seller (or, alternatively all of Seller's Shareholders in the aggregate) and other than the Financial Partner, and converting the result to a percentage, shall be 40%. For such purposes, BEL-Canada shall be included in the term "Financial Partner" with respect to any securities, options or purchase rights that it may have acquired subsequent to the date of this Agreement in connection with Buyer's closing with a Financial Partner, e.g., because of BEL-Canada's providing credit enhancement for a Financial Partner's investment. This Section 2.2.3 shall be subject to Sections
2.2.4 and 2.2.5, below.

         2.2.4 Re-Evaluation of Share Ratio. The Share Ratio has been initially determined by negotiation between the parties taking into account a state of affairs based, among other things, on their understanding of the current financial condition and financial trends of both parties, as of this date, and on the assumption, among others, that all conditions to Closing in favor of either party will be satisfied as written. If prior to the Closing, in the absolute discretion of either party, information has come into the possession of such party that discloses a material fact or condition indicating that such state of affairs did not exist, or no longer exists, such party may provide the other party with written notice thereof prior to the Closing ("Re-Evaluation Notice"). The Re-Evaluation Notice shall specify the material fact or condition which such party believes indicates that such state of affairs did not or does not exist, the anticipated effect and how such party proposes to change the Share Ratio. If the other party disagrees with the proposed change, it shall have twenty (20) calendar days (but not beyond the Closing Date) from its receipt of the Re-Evaluation Notice to notify the party that gave the Re-Evaluation Notice in writing of such disagreement, the nature thereof and the proposed change, or such change shall be final and binding. If a party gives such written notice of disagreement, both parties shall have twenty (20) calendar days from the other party's receipt of such notice of disagreement (but not beyond the Closing Date) to resolve the dispute through negotiation. If they are unable to resolve the dispute within such period, then this Agreement shall be subject to termination by the parties as provided in Sections 8.1(b) and 8.1(c), below, respectively.

         2.2.5 Dissenting Shares. In the event there shall be any Dissenting Shares, cash shall be retained, adjustments made, and procedures followed as provided in this Section:

                  2.2.5.1. Cash Retained. Seller shall retain such amount of cash as it may deem to be reasonably required to cover payment to the holders of Dissenting Shares on account of their demand under the Ohio General Corporation Law and the expenses of Seller in connection therewith.

                  2.2.5.2 Escrow. At Closing, the cash so retained shall be placed in escrow approved by Seller and Buyer and shall be used by Seller for the payment of amounts in connection therewith. At the time of closing, Seller shall transfer to Buyer its interest in such escrowed funds remaining, if any, after all distributions from the escrow.

                  2.2.5.3 Impact of Dissent. For purposes of determining the Share Ratio, the parties have assumed that not more than 10% of Seller's issued and outstanding shares will constitute Dissenting Shares. If the number of Dissenting Shares is greater, the Share Ratio shall be subject to a downwards adjustment as contemplated in Section 2.2.4, above. The parties have also assumed that an "upwards adjustment" will not be necessary if fewer shares are Dissenting Shares. In the event that any holders of Dissenting Shares should not become entitled to the payment of the fair cash value of their shares of Seller pursuant to their demand therefor, then upon ascertainment of such fact, and if no payment has been made to such holders, and if a downwards adjustment had been made to the Share Ratio because of Dissenting Shares, at Seller's request, Buyer will issue to Seller for handling consistent with Section 2.2.2, above, a number of additional Shares representing the impact of the dissents by such holders on the Share Ratio. For such purposes, Seller and Buyer shall memorialize the impact of dissents in writing at the time of such adjustment. No additional shares will be issued except to correct for a downwards adjustment directly and exclusively attributable to Dissenting Shares.

                  2.2.5.4. Procedures. Seller shall promptly advise Buyer of each demand under the Ohio General Corporation Law and of the amount which the holder of the Dissenting Shares in question claims as the fair cash value of the shares covered by such demand, and Seller shall (1) if directed by Buyer, request such shareholder to deliver his certificates representing such shares for endorsement thereon of a legend to the effect that demand for the fair cash value of such shares has been made, and (2) as directed by Buyer, inform such shareholder in writing either that, subject to the consummation of this Agreement, payment will be made of the amount demanded or, if payment of such amount is refused, that Seller will pay such amount as Buyer may have specified to Seller in such direction; provided that in no event may Buyer direct payment of an amount which is greater than the proportionate amount of the aggregate funds placed in escrow which the number of such Dissenting Shares being valued bears to the total number of Dissenting Shares with respect to which funds are escrowed.

                  2.2.5.5 Buyer's Approval Required. Without the prior written approval of Buyer, Seller shall make no settlement or agreement with any shareholder as to the fair cash value of shares of Seller as to which a demand has been made under the Ohio General Corporation Law or permit a value of any such shares asserted by a shareholder to become final without adjudication thereof in proceedings conducted in good faith by Seller in consultation with Buyer.

                  2.2.5.6 Definition. "Dissenting Share" or "Dissenting Shares" as used herein means the share or shares of Seller in respect of which the holders thereof have demanded payment of the fair cash value thereof under the Ohio General Corporation Law in connection with this transaction and in respect of which at the time of closing such demand has not been effectively withdrawn.

         2.2.6    Apportionments.

                  2.2.6.1 Real Estate. Real estate transfer taxes and sales or use taxes, if any, imposed by law shall be borne and paid by Buyer. Real property taxes, utility charges, rents, income from leases, easements, licenses, permits, agreements, and privileges, if any, and any other revenues and expenses pertaining to the Real Property, shall be apportioned between the parties as of the date of Closing, regardless of the date assessed, paid or payable. Any special taxes or assessments levied, due and unpaid on the Real Property prior to Closing shall be paid by Seller. In respect to any payments made by or to either party, whether before or after Closing, appropriate remittances shall be made promptly to assure that such items are apportioned as of the date of Closing. Buyer shall not be obligated to pay Seller's income and capital gain taxes, if any, allocable to the sale. To the extent that it is necessary to pay applicable income and/or capital gains taxes before deeds can be recorded, Seller will promptly pay such taxes. This Section shall not apply if the Real Property has been disposed of by Closing as permitted by Section 4.11 below.

                  2.2.6.2 Contest. Buyer shall have the right to contest any property tax (including school tax, county tax and other property tax), assessment, levy or payment with respect to the Real Property; and Seller assigns to Buyer any claims which may be found to exist for abatement, refund, reimbursement or return of any taxes paid by Seller with respect to the Real Property regardless of the tax period to which any such assessments, claims or payments may have related; and Buyer may retain any abatement, refund, credit or other benefit received without need to account to Seller therefore. This Section shall not apply if the Real Property has been disposed of by Closing as permitted by Section 4.11 below.

                  2.2.6.3 Third Party Funds. Unless by Closing the Real Property has been disposed of as permitted by Section 4.11, below, if Seller at Closing is in possession of funds received from a third party and intended to cover the cost of work to be performed or materials to be acquired pertaining to the Real Property pursuant to a contract or agreement to be assigned at Closing, Seller shall pay to Buyer any portion of said funds as are attributable to work that has not been completed or materials that have not been acquired on the date of Closing.

                  2.2.6.4 Utilities. Unless by Closing the Real Property has been disposed of as permitted by Section 4.11, below, at Closing Buyer shall sign, and deliver to Seller for mailing, a joint letter in the form attached hereto as Schedule 2.2.6.4, requesting all persons as identified in said letter providing electric, gas, water, telephone or other utility services to the Real Property or any part thereof, to transfer such services and billing therefor to Buyer, effective at Closing, and to issue a final bill to Seller for such utility service. Buyer shall refund to Seller any payments previously made by Seller for utility services furnished or to be furnished after Closing.

                  2.2.6.5 Costs. All recording costs and filing fees required to be paid with respect to documents under this Agreement, and the cost of a survey, if one is required, shall be the sole responsibility of Buyer.

                  2.2.6.6 Exemptions. Each party hereto shall be entitled to avail itself of any exemption from the payment of any taxes or fees which it may enjoy.


         2.2.7. Additional Consideration. At the Closing, as additional consideration, Buyer shall assume and agree to pay, perform and discharge in a timely fashion all of the debts, liabilities and obligations of Seller of any kind (whether accrued, fixed or contingent) arising out of the Business or operations of Seller on or before the Closing Date or related to or associated with the Purchased Assets, including without limitation: (i) all liabilities and obligations of Seller under the loan documents listed on Schedule 2.2.7, attached hereto and incorporated herein by reference (including, without limitation, any additional interest, penalties, taxes, costs or expenses arising out of any loss of the tax-exempt status of such loans for any reason); (ii) all liabilities and obligations of Seller under Contracts, including all capital and real property leases; (iii) guaranties, warranties, bonds or other assurances provided by Seller or any of its Affiliates with respect to any of the Assumed Liabilities; (iv) Taxes which relate to the ownership or operation of the Purchased Assets, arising after the Closing Date; (v) any liability (except for prior violations of Legal Requirements) arising from the health care continuation coverage ("COBRA") requirements under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or any predecessor section of the Code or of Part VI of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (vi) product liability claims caused solely by Seller's workmanship in performing warranty service work, and obligations to repair products no longer covered by a warranty arising from Seller's policies to such effect; and (vii) any other obligations and liabilities related to the ownership or operation of the Purchased Assets after the Closing Date (collectively, the "Assumed Liabilities"), excepting only the Excluded Liabilities.

         2.3. Assumed Liabilities of Seller. Buyer hereby undertakes, assumes and agrees, subject to the limitations contained herein, to perform, pay or discharge all of the Assumed Liabilities, pursuant to an assumption agreement which Buyer shall execute and deliver to Seller at the Closing (the "Assumption Agreement"), which Assumption Agreement shall be substantially in the form of
Schedule 2.3 attached hereto.

                  The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective affiliates.

         2.3.2 Excluded Liabilities. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, the debts, liabilities and obligations assumed by Buyer hereunder shall not include any of the following, without regard to whether they arose before or after the date thereof (the "Excluded Liabilities"):

                  2.3.2.1 All debts, obligations and liabilities of Seller to its Affiliates, including without limitation, accounts payable and accrued expenses, other than those arising out of goods sold or services performed in the ordinary course of business;

                  2.3.2.2 All liabilities and obligations of Seller under this Agreement and any agreement executed pursuant hereto or contemplated hereby;

                  2.3.2.3 All legal, accounting, brokerage, finder's fees, investment bankers' fees, if any, taxes or other expenses incurred by Seller in connection with this Agreement or the consummation of the transactions contemplated hereby, but any that are "Assumed Liabilities" shall not be classified as Excluded Liabilities, and provided that any such transactional costs that are beyond the scope of those authorized on Schedule 2.1.1(a) shall nevertheless be classified as Excluded Liabilities.

                  2.3.2.4 Debts, liabilities or obligations of Seller of any nature to any past or present shareholder, warrantholder or optionholder of Seller, in such person's capacity as a shareholder, warrantholder or optionholder, past or present. Buyer acknowledges that Seller has advised Buyer that four shareholder lawsuits were filed against Seller in October and November, 1995; that on January 9, 1996, these lawsuits were consolidated, and, on February 23, 1996, the plaintiffs filed an Amended Complaint asserting claims, allegedly on behalf of all purchasers of Seller's common shares on the open market between July 12, 1995 and October 13, 1995, and who suffered damages, and on behalf of all persons who purchases Seller's common shares from the defendants pursuant or traceable to an August 24, 1995 and October 13, 1995, and who suffered damage as a result; that, pursuant to certain contractual obligations, Seller has agreed to indemnify its directors and officers under certain circumstances against claims arising from the lawsuit; that Seller may be obligated to indemnify certain of its directors and officers for the costs they may incur as a result of the lawsuit; and that in addition, pursuant to certain contractual obligations, Seller may be obligated to indemnify the underwriter defendants against claims and expenses arising from the above litigation. Such litigation is sometimes referred to herein collectively as the "Securities Litigation". The Securities Litigation is further identified on Schedule 2.3.2.4 hereto. Any provision hereof to the contrary notwithstanding, Buyer does not assume, and shall not have, any liability to any of the plaintiffs in said litigation, to any of Seller's officers and directors related to any indemnification of them by Seller with respect to such litigation, or to the underwriter defendants in such litigation related to any indemnification of them by Seller or otherwise, and, without limitation, such litigation and indemnification obligations of Seller shall be included in the Excluded Liabilities.

                  2.3.2.5. Income Taxes and any amounts owing under any tax sharing agreement between Seller and any of its Affiliates;

                  2.3.2.6. Any obligation, claim, loss or liability to a third party which represents a breach of warranty or of a representation by Seller made herein, regardless of whether or not the time to make a claim under any such warranty has expired or the Closing has occurred.

                  2.3.2.7. Product Failures. Product liability or similar claims for injury to person or property (except that Buyer shall assume product liability claims caused solely by Seller's workmanship in performing warranty service work), regardless of when made or asserted, which in any way arise out of the design, manufacture, use, service, repair or sale of products sold or delivered prior to Closing; specifically, and without limiting the generality of the foregoing, Buyer expressly does not assume or agree to pay or be responsible for product liability or similar claims, whether foreseeable or unforeseeable, based on successor liability doctrines conceptualized under such rubrics as the "product line", "continuity of enterprise" or "de facto merger" doctrines;

                  2.3.2.8. Environmental Claims; Environmental Health and Safety Claims. Any Environmental Claims, whether or not such Environmental Claims relate in any way to the Purchased Assets, based on conditions existing at or prior to the Closing, and any Environmental, Health and Safety Liabilities;

                  2.3.2.9 Excluded Assets. Any liability or obligation in respect of the Excluded Assets;

                  2.3.2.10. Employee Plans. Any liability with respect to any employee plan maintained or contributed to at any time by Seller for the benefit of employees employed by Seller in connection with its business ("Benefit Plan"), including without limitation (A) all liabilities, if any, under any "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, or any "employee welfare benefit plan," as such term is defined in
Section 3(l) of ERISA and any control group liability under ERISA imposed on Seller with respect to any member of the control group of which it is a member, except liability imposed with respect to any Benefit Plans which is an Assumed Liability of Buyer hereunder; (B) any liability of any kind of description whatsoever for any withdrawal or partial withdrawal liability, (C) any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code and (D) any unfunded pension liability under ERISA; provided, that the COBRA benefits referred to in Section 2.2.7(v) shall constitute Assumed Liabilities.

         For purposes of this subsection and this Agreement, "Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA;

                  2.3.2.11 Golden Parachutes. Any liability whatsoever for any golden parachute payments under Section 280G of the Code.

                  2.3.2.12 Taxes. Any Taxes for periods prior to the Closing.

                  2.3.2.13 Infringement. Any suits, actions or claims alleging infringement, prior to the Closing, of patents, trademarks or trade names held by others and any losses, costs or damages based upon or arising out of such suits, actions or claims; or

                  2.3.2.14 Suits. Any other suits, actions or claims against Seller, whether or not filed against or known to Seller, and any losses, costs or damages based upon or arising out of such suits, actions or claims.

                  Seller agrees to satisfy all debts, liabilities and obligations with respect to all liabilities set forth in this Section 2.3.2, not elsewhere expressly assumed by Buyer in this Agreement, whether known at Closing or thereafter determined, as and when due and Seller shall indemnify and hold Buyer harmless therefor, as set forth herein.

         2.4. Closing. The closing of the sale and purchase of the Purchased Assets (the "Closing") will take place at the offices of Seller at 10:00 o'clock a.m. Cincinnati, Ohio time, within ten (10) days after the satisfaction of the last of the conditions to the Closing to be satisfied as provided herein, as to which date, TIME SHALL BE OF THE ESSENCE, or at such other place, time and date as the parties may agree upon in writing (the "Closing Date").

         2.5. Tax Matters. Seller and Buyer agree to file all income tax returns or reports, including, without limitation, IRS form 8594 (if required), for their respective taxable years in which the Closing occurs consistently with the assumptions of this Agreement regarding tax-free treatment of this transaction, and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or Income Tax or in any judicial proceeding.


         2.6.  Procedures for Excluded Assets

                  2.6.1. Excluded Assets. If, by the time that dissolution of Seller is required pursuant to the Plan of Reorganization, assets remain from the Excluded Assets or the proceeds thereof that are not required to cover the interim obligations and liabilities of Seller pursuant to the provisions to such effect continued on Schedule 2.2.1(a), then such assets or proceeds shall forthwith be conveyed or paid to Buyer.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

                  3.1.1. Corporate Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to own or lease its properties and to carry on its business as now conducted. Seller's capital structure is completely and accurately depicted on Schedule 3.1.1 hereof including, without limitation, all options, warrants and rights. Seller has delivered to Buyer true and complete copies of the charter and bylaws of Seller as amended to date. Seller is duly qualified to do business and (where the concept of "good standing" is applicable) in good standing as a foreign corporation in the States set forth on Schedule 3.1.1. Seller does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity, except as set forth on
Schedule 3.1.1. hereto.

                  3.1.2. Authorization. Seller has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. By Closing, the execution, delivery and performance of this Agreement by Seller will have been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

                  3.1.3. No Violation. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated herein do not and will not violate or result in a default under (i) the charter or bylaws of Seller, or (ii) to the best of Seller's knowledge, and subject to the receipt of any necessary Consents, (A) any Governmental Authorization, or (B) any judgment, order, decree, law, rule or regulation applicable to Seller, except for violations or defaults which would not prevent the consummation of the transactions contemplated by this Agreement or would not have a Material Adverse Effect. Except as set forth on Schedule 3.1.3, no consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority ("Consent") is required to be obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated herein.

                  3.1.4. Litigation. Except as set forth on Schedule 3.1.4, to the best of Seller's knowledge, no action, suit, proceeding or investigation is pending against Seller, and Seller has not received written notice of any threatened action, suit, proceeding or investigation against Seller, which could reasonably be expected, either individually or in the aggregate, to result in any liability on the part of Seller which would have a Material Adverse Effect.



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                  3.1.5. Governmental Authorizations; Compliance with Laws. To the best of Seller's knowledge, except as set forth on Schedule 3.1.5, Seller has not received written notice that it is in violation of or is in default under: (a) any governmental licenses, franchises, permits, approvals and other governmental authorizations, other than those the absence of which would not have a Material Adverse Effect, which are necessary to entitle Seller to own or lease, operate and use its assets and properties and to conduct its business as now conducted (the "Governmental Authorizations"); (b) any judgment, order or decree of any court or administrative agency applicable to it; or (c) any law, rule or regulation applicable to it; which could reasonably be expected to result in any liability on the part of Seller which would have a Material Adverse Effect.

                  3.1.6.  Income Tax Matters.

                  3.1.6.1 Tax Returns. Seller has filed or will file all tax returns required to be filed for any period ending on or before the Closing Date, or if applicable, any period that includes the Closing Date, and has paid or will pay or cause to be paid all Income Taxes due to any taxing authority with respect to all such periods, except as contested in good faith. Except as set forth on Schedule 3.1.6.1, Seller has not received written notice that the Internal Revenue Service or any other taxing authority has asserted against Seller any deficiency or claim for additional Income Taxes in connection therewith. Except as set forth on Schedule 3.1.6.1, Seller has not granted or been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Income Tax.

                  3.1.6.2 FIRPTA. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

         3.1.7. Knowledge. Except as disclosed herein (including the Schedules hereto) or in the Seller SEC Reports, no Officer or Director of Seller has knowledge of any agreement to which Seller is a party or by which any of the Purchased Assets are bound, any other obligation of Seller, or any other condition, event or state of facts relating to the Business of Seller that materially adversely affects the value of the Business, the operations of Seller, the Purchased Assets or the Assumed Liabilities, other than agreements, obligations, conditions, events or states of facts known to the public or to the management of Seller (other than the Officers and Directors) or applicable generally to the economy or to the industry in which Seller does business.

         3.1.8. Brokers; Finders. Seller has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Buyer for any brokerage or finder's commission, fee or similar compensation, except for an investment bankers' fee payable to Allen & Company Incorporated that is described on Schedule 3.1.8 attached hereto and incorporated herein by reference. Seller shall indemnify, hold harmless and defend Buyer from and against any and all claims by Allen & Company Incorporated.

         3.1.9. Actions of Officers and Directors; Unauthorized Acts of Officers or Directors of Affiliates of Seller.

                  3.1.9.1 Officers and Directors. Schedule 3.1.9.1 hereto sets forth a list of all Persons who, according to the minute books of Seller, have been at any time within the last twelve months officers and directors of Seller (the "Officers and Directors"). To the best of Seller's knowledge, the minute book contains minutes of all of the meetings of the Board of Directors and Shareholders which have taken place within the last year and all of the resolutions of the Board of Directors and Shareholders which have been adopted by unanimous written consent within the last year. Except as set forth on
Schedule 3.1.9.1; and except for (i) the negotiation on behalf of Seller of the transactions contemplated by this Agreement and the execution, delivery and/or filing of any documents required to be executed, delivered and/or filed by Seller pursuant to this Agreement or any Schedule or Schedules hereto, (ii) the preparation, execution and/or filing of any federal, state or local tax returns or reports on behalf of Seller, (iii) certain Board of Director resolutions adopted from the date hereof through the Closing Date, copies of which either have been or will be delivered to Buyer on or before the Closing Date, or (iv) the taking of any actions and execution, delivery and/or filing of any documents of a ministerial nature, such as Certificates of Change of Registered Agent in the States of incorporation and foreign authorization of Seller, the Officers and Directors have not taken any material actions or executed, delivered and/or filed any agreements, documents, instruments or certificates on behalf of Seller, other than in the ordinary course of business.

         3.1.10 Actions by Affiliates. To the best of Seller's knowledge, no action has been taken by any officer or director of any Affiliate of Seller purporting to act as an officer or director of Seller.

         3.1.11. Permits. Seller holds all of the permits described on Schedule 3.1.11, and no other licenses, certificates, permits, franchises and rights, federal, state, local, and foreign, are currently necessary for the lawful operation of the Business, except for those the absence of which would not have a Material Adverse Effect on the business of the Business.

         3.1.12.  Seller SEC Reports and Financial Statements.

                  3.1.12.1 Seller SEC Reports. Seller has filed and made available to Buyer all forms, reports and documents required to be filed by Seller with the SEC since December 29, 1995, including Seller's Form 10-K for 1995 (collectively, the "Seller SEC Reports"). The SEC Reports will include, without limitation, any proxy solicitation by Seller with respect to this transaction, upon issuance of such solicitation. The Seller SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Reports or necessary in order to make the statements in such Seller SEC



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



Reports, in the light of the circumstances under which they were made, not misleading. Seller has provided Buyer with true and complete copies of the Seller SEC Reports.

                  3.1.12.2 Seller Financial Statements. Each of the consolidated financial statements including, in each case, any related notes contained in the Seller SEC Reports, including any Seller SEC Reports filed after the date of this Agreement until the closing (collectively, the "Seller Financial Statements") and the Seller Balance Sheet complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Seller and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and to the adjustments and write-downs set forth on Schedule 3.1.12.2 hereto. The unaudited balance sheet of Seller as of October 27, 1996 is referred to herein as the "Seller Balance Sheet." Seller has provided Buyer with true and complete copies of the Seller Financial Statements.

                  3.1.12.3. No Other Liabilities. Except as set forth in the Seller Balance Sheet or on Schedule 3.1.12.3 hereto, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, without limitation any which may be incurred or arise after the Closing based on a fact or condition existing at or prior to the Closing, which could materially and adversely affect any of the Purchased Assets or the rights of Seller therein or thereto.

         3.1.13. No Adverse Change. Except as listed on Schedule 3.1.13, since October 27, 1996, there has not been (i) any Material Adverse Change in the financial condition, financial statements, business, properties, assets, or results of operations of the Business, (ii) any material loss or damage (whether or not covered by insurance) to any of the Purchased Assets, which materially affects or impairs the ability of Seller to conduct the business of the Business, or any other event or condition of any character which has materially and adversely affected the business or operation of the Business, (iii) any mortgage or pledge of any of the Purchased Assets, (iv) any indebtedness incurred by Seller relating to, or taking as security any interest whatsoever in, the Purchased Assets, (v) any contract or other transaction entered into by Seller relating to, or otherwise affecting in any way, the Business or the operation thereof, other than in the ordinary course of business, (vi) any sale or transfer of the Purchased Assets, except items of the inventory which have been sold in the ordinary course of business, or any cancellation of any debts owed to or claims of Seller, except in the ordinary course of business, (vii) any changes in the terms of any instruments, accounts, notes, contracts, or other instruments identified in the exhibits and schedules hereto, except as consented to in writing by Buyer, (viii) any changes in the accounting systems, policies or practices of Seller, (ix) any waiver by Seller of any rights



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



which have any value, or (x) any transactions with any of Seller's Affiliates. Since October 27, 1996, the Business of Seller has been conducted in all respects only in the ordinary course and there has not been any material change in the affairs of the Business which has not been fully disclosed in writing to Buyer.

         3.1.14. Title to and Condition of Properties. Seller has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver the Purchased Assets free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrance, easement or encroachment, except as disclosed on Schedule 3.1.14 hereto. At and as of the Closing, Seller will convey the Purchased Assets to Buyer by deeds, bill of sale, certificates of title and instruments of assignment and transfer effective to vest in Buyer, and Buyer will have, good and valid record and marketable title to all of the Purchased Assets, free and clear of all encumbrances other than those described in this Section.

         3.1.15. Real Property Leases. Schedule 3.1.15 hereto lists all leases (the "Real Property Leases") pursuant to which Seller holds any real property used in connection with the business and operation of the Business and includes complete and accurate legal descriptions of such leased real property. Except as disclosed on Schedule 3.1.15, the buildings, facilities, installations, fixtures and other structures or improvements located on or at the real property subject to the Real Property Leases have been well-maintained and are in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of Seller, from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations. The activities carried on in such buildings, plants, facilities, installations, fixtures and other structures or improvements, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable zoning, environmental or health regulation or ordinance or any other similar law, statute, regulation or ordinance. Except as disclosed on Schedule 3.7 hereto, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes, substances or materials have been used in the construction or repair of, or any alterations or additions to, any real property leased pursuant to any of the Real Property Leases. Seller has delivered to Buyer true, correct and complete copies of all Real Property Leases.

         3.1.16. Equipment. Schedule 3.1.16 hereto sets forth a complete and accurate list of all of Seller's equipment other than items acquired by Seller in the ordinary course of business from the date hereof through the Closing Date (and Seller will identify in writing to the Buyer, prior to the Closing, each item so acquired which has a market value or book value of $1,000 or more). The personal property leases listed in Schedule 3.1.16 hereto include all leases by Seller of any item of personal property used in connection with the business and operation of the Business, except for those leases which are not being assumed by Buyer hereunder. Except as disclosed in Schedule 3.1.16 hereto, all of the equipment and all of the personal property leased by Seller under the personal property leases is currently utilized by Seller in the ordinary course of the



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



business and operation of the Business and is in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of Seller, from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations. Seller has delivered to Buyer true, correct and complete copies of all personal property leases.

         3.1.17. Intellectual Property. Schedule 3.1.17 is an accurate and complete list of all of the Proprietary Rights. All of the Proprietary Rights for Intellectual Property is owned by Seller free and clear of all encumbrances or has been duly licensed for use by Seller except as set forth in Schedule
3.1.17. Except as set forth on Schedule 3.1.17, none of the Intellectual Property has been or is the subject of any pending adverse claim, or to the knowledge of Seller, any threatened litigation or claim of infringement. Except as set forth on Schedule 3.1.17, no license or royalty agreement to which Seller is a party is in default or the subject of any notice of termination given, nor does Seller have reason to anticipate any such default or notice or that the transactions herein contemplated will result in termination or in any reduction hereafter (except by reason of reduced sales volume) in royalties payable under any such agreement. The products Seller manufactures at or which are produced by or in connection with the operation of the Business, or which the Business sells, do not, and any process, method, part, design or material it employs, or the marketing and use by the Business of any such product or any service does not, infringe any trademark, trade name, copyright or patent of another, and Seller has not received any notice contesting its right to use any trademark, trade name, product, process, design, computer program or written work now used by it in connection with the Business or the operation thereof, except as set forth on Schedule 3.1.17. Except as otherwise set forth on Schedule 3.1.17, Seller has not granted any license in respect of any Intellectual Property. In the reasonable opinion of Seller it owns or possesses adequate rights in and to all Intellectual Property necessary to conduct the business of the Business as presently conducted.

         3.1.18. Contracts. Schedule 3.1.18 is a list of Contracts, as provided below relating to the business and operation of the Business, except Contracts, listed in other Schedules hereto. Seller has delivered to Buyer true and correct copies of each listed document and a written description of each oral arrangement so listed. Schedule 3.1.19 and such other Schedules, include all the contracts, agreements and instruments of the following types to which Seller is a party or by which it is bound relating to the Business or the operation thereof, or to which any of the Purchased Assets is subject:

                  3.1.18.1 any labor union contract;

                  3.1.18.2 any pension, retirement, deferred compensation, profit sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or arrangement or any vacation pay or severance pay or any other employee benefit arrangement for its officers, employees, consultants or agents whether pursuant to a written contract or pursuant to custom or informal understanding, together with the most recent annual report completed with respect to each such plan or arrangement;

                  3.1.18.3 all agreements, understandings and arrangements of any kind with any executive, director, or stockholder of Seller, relating to present or future compensation or other benefits available to such person or otherwise;

                  3.1.18.4 any Contract, purchase order or other arrangement of any kind with any person or entity affiliated with or controlled by (or with power to control) any officer, director, employee or stockholder;

                  3.1.18.5 any Contract or agreement with a broker, sales agency, advertising agency or other person engaged in sales, distributing or promotional activities;

                  3.1.18.6 a summary schedule of any Contract, purchase order, sales order or other arrangement of any nature which involves an unperformed commitment in excess of $10,000;

                  3.1.18.7 any commitment or arrangement pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  3.1.18.8 any indentures, credit agreements, loan agreements, notes, mortgages, security agreements, leases of real property or material leases of personal property and agreements for financing;

                  3.1.18.9 any commitment or arrangement involving a partnership, joint venture or other cooperative undertaking, or involving any restrictions of the geographical area of operations or scope or type of business of the Seller;

                  3.1.18.10 all agreements with sales representatives, distributors and dealers;

                  3.1.18.11 any power of attorney or agency agreement or arrangement with any party pursuant to which such party is granted the authority to act for or on behalf of the Seller;

                  3.1.18.12 any property, casualty and other forms of insurance;

                  3.1.18.13 agreements under which the requirements for performance extend beyond 60 days from the date of this Agreement or the Closing Date, whichever is earlier;

                  3.1.18.14 all other Contracts not made in the ordinary course of business which are to be performed at or after the date of this Agreement;


                  3.1.18.15 all other material Contracts.

         3.1.19. Employee Benefit Plans. No person participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her employment with Seller, other than through those plans listed on
Schedule 3.1.19. Seller also does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any employee, consultant or agent of Seller, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed on Schedule 3.1.19. During the sixty-consecutive month period ending on the Closing Date, Seller has not maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on
Schedule 3.1.19. Except as set forth in Schedule 3.1.19, there have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on Schedule 3.1.19 since December 31, 1995. All employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on Schedule 3.1.19 comply in form and in operation in all material respects with all applicable requirements of law and regulation. All employee pension benefit plans maintained by Seller comply in form and in operation with all applicable requirements of Sections 401(a) and 401(k) of the Code. No accumulated funding deficiency, whether or not waived, exists with respect to any such plan; no event has acquired or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such plan. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any employee pension benefit plan or employee welfare benefit plan maintained by Seller as to which Seller has been a party. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each plan listed in Schedule 3.1.19 has been supplied to Buyer by Seller, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied.

         No person currently participates in any multiemployer plan (as defined in Section 3(37) of ERISA), and no person may reasonably expect to participate in such a plan, in either case, on account of his or her employment with Seller, nor does Seller have any liability or contingent liability to any multiemployer plan. Without limitation, each "employee pension benefit plan" and each "employee welfare benefit plan" that provides benefits for employees or former employees of Seller is maintained by Seller and not by any Affiliate of Seller.

         A true and correct copy of each of the plans and arrangements listed on
Schedule 3.1.19 as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to Buyer. In the case of any plan or arrangement which is not in written form, Buyer has been supplied with an accurate description of such plan or arrangement as in effect on the Closing Date. Seller has provided to Buyer a description of any liability or contingent liability which may be incurred by Seller if any plan or arrangement listed on Schedule 3.1.19 were terminated or if Seller was to cease its participation therein.

         All accrued obligations of Seller, whether arising by operation of law, by contract or by past custom, for compensation, including bonuses, to its officers, directors, employees, consultants or agents, for taxes and other obligations to any Governmental Authority payable by Seller in connection with such compensation, and for payments with respect to any plan or arrangement listed on Schedule 3.1.19 have been paid, or adequately and properly accrued for, by Seller, as appropriate, and are fully reflected in the Financial Statements.

         There are no unsecured loans outstanding to any employees of Seller under any of the plans or arrangements listed on Schedule 3.1.19.

         3.1.20. No Defaults or Violations. Except as set forth on Schedule 3.1.20, (a) Seller has not materially breached any provision of, nor is it in material default under the terms of, any lease, contract, commitment, agreement, indenture, mortgage, lien, instrument, plan or license to which it is a party or under which it has any rights or by which it is bound and which relates to the business or operation of the Business, and to the knowledge of Seller no other party to any such lease, contract, commitment or agreement is in default thereunder in any material respect, and (b) Seller is not in any material violation or default of, or with respect to, any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the business or operation of the Business. Except as set forth in Schedule 3.1.20 none of the properties owned by Seller and included in the Purchased Assets, or the occupancy or operation thereof, is in material violation of any law, building, zoning or other ordinance, code or regulation applicable to it, or is subject to any law, ordinance, code, regulation or order requiring any change, assessment or penalty, which would adversely affect the business of Seller or operation of the Business, and no notice from any Governmental Authority has been served upon Seller claiming any violation of any such law, ordinance, code or regulation or requiring any work or construction or asserting any assessment or penalty which would have a material adverse effect on the business or operation of the Business. Seller is in material compliance with, and no violation exists under, any law, rule, regulation or permit applicable to the Business and the operation thereof, whether federal, state, local or foreign.

         3.1.21. Certain Environmental Matters. Except as disclosed on Schedule 3.1.21:

                  3.1.21.1. Seller is, and at all times prior to the date hereof has been, in compliance in all material respects, and has not been and is not in violation of or liable under, any Environmental Law. Seller has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice or other communication from (i) any Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of the Real Property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Real Property or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any property or the Real Property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller, or any other Person for whose conduct it is or may be held responsible or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  3.1.21.2 The Real Property does not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, 33 C.F.R.
Section 328.3, or similar state or local laws, or other especially sensitive or protected areas or species of flora or fauna.

                  3.1.21.3 There are no pending or, to the Knowledge of Seller, Threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting the Real Property or any other properties and assets (whether real, personal, or mixed) in which the Seller has or had an interest.

                  3.1.21.4 Seller has no basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any Order, notice, communication, inquiry, warning, citation, summons, directive, or any other indication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to the Real Property or any other properties or assets (whether real, personal or mixed) in which Seller had an interest, or with respect to any property or facility to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Seller, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  3.1.21.5 Seller or any other Person for whose conduct it is or may be held responsible, has no Environmental, Health, and Safety Liabilities with respect to the Real Property, or, with respect to any other properties and assets (whether real, personal or mixed) in which Seller (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Real Property or any such other property or assets. Without limitation, (1) Seller has, and at all relevant times had, all necessary Environmental Permits and operates, and at all relevant times operated, its Business in accordance therewith, (2) there are no Environmental Liens affecting the Real Property, the Purchased Assets or Seller's Business, and (3) to the knowledge of Seller, there are no past or present actions or conditions that could form the basis of an Environmental Claim against the Real Property, the Purchased Assets, Seller, or anyone for whose actions Seller may be liable.

                  3.1.21.6 There are no Hazardous Materials present on or in the Environment at the Real Property or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other contains, either temporary or permanent and deposited or located in land, water, sumps, or any other part of the Real Property or such adjoining property, or incorporated into any structure therein or thereon. Seller, any other Person for whose conduct it is or may be held responsible, or any other Person, has not permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Real Property or any other properties or assets (whether real, personal or mixed) in which Seller has or had an interest, except in full compliance with all applicable Environmental Laws.

                  Section 3.1.21.7 There has been no Release or, to the Knowledge of Sellers, Threat of Release, of any Hazardous Materials at or from the Real Property or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Real Property, or from or by any other properties and assets (whether real, personal or mixed) in which Seller has or had an interest, or any geologically or hydrologically adjoining property, whether by Seller, or any other Person.

                  Section 3.1.21.8 Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

         3.1.22. Litigation. Except as disclosed in Schedule 3.1.22, there are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against or affecting Seller, or any officers, directors, employees or the stockholders thereof in their capacity as such, or any of the properties or businesses thereof, or relating to the transactions contemplated by this Agreement. Except as disclosed herein or in an Schedule hereto, Seller is not subject to any order, judgment, decree, stipulation, or consent of or with any court, governmental body or agency which has, or in the reasonable judgment of Seller may have, a Material Adverse Effect on the financial condition or the results or operation of the Business.

         3.1.23. Taxes. All taxes of Seller, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, have been properly determined in accordance with applicable rules and regulations and have been paid in full on time. Seller has duly and timely filed all Tax Returns of every nature required to be filed by it, in every jurisdiction in which the same may have been so required, and has paid all Taxes disclosed on such returns. All Taxes of which notice has been received or of which payment is due have been paid or shall be paid by Seller in due course and in a timely manner. Except as set forth on
Schedule 3.1.23, Seller's income tax returns have never been audited and Seller does not have outstanding waivers of the statute of limitations for any Taxes for any taxable year. All deposits required by law to be made by Seller with respect to employees' withholding taxes have been made. There are no tax liens on any assets of Seller, except liens for Taxes not yet due. Seller has not filed a consent under Section 341(f)(1) of the Code, relating to collapsible corporations, and none of the assets of Seller is subject to such a consent. There are no claims pending against Seller for past due Taxes and Seller does not know of any such threatened claim or the basis for any such claim. There are not now any matters under discussion with any federal, state, local or other authority with respect to any additional Taxes or assessments relating to Seller. Buyer will not be liable for any of Seller's taxes as a result of the consummation of the transactions contemplated by this Agreement.

         Except as disclosed on Schedule 3.1.23, none of the properties of Seller is subject to a lease or other arrangement pursuant to which Seller is not entitled to depreciation allowances under the Code.

         Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code for purposes of withholding tax on disposition of United States real property interests.

         3.1.24. Condition of Assets. Except as disclosed on Schedule 3.1.24, all of the Purchased Assets, whether real or personal, owned or leased, have been well maintained and are in normal operating condition (with the exception of normal wear and tear), free, to the knowledge of Seller, from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations.

         3.1.25. Inventory. Except as shown on Schedule 3.1.25, each item of Seller's inventory is merchantable and usable in the ordinary operations of the Business, none of such items is obsolete and nonsalable, none of such items subsequent to December 31, 1995, has been stolen or otherwise unlawfully or improperly removed or diverted, and none of such items has been pledged or otherwise given as collateral or is held by Seller on assignment or consignment. Seller's inventory is fairly reflected in the inventory accounts on the audited balance sheet included in the Financial Statements and are valued at the lower of cost or market.

         3.1.26. Insurance Policies. Seller currently has paid up insurance, including, but not limited to, employee health and accident insurance, and environmental, property, general liability, product liability and worker's compensation insurance, as described on Schedule 3.1.26. Schedule 3.1.26 contains a list of each insurance policy currently providing coverage for the assets of Seller or its business relating to the Business and a copy of each such policy has been delivered to Buyer. To the best of Seller's knowledge, no written notice of termination of any such policy has been received by Seller or its Affiliates.

         3.1.27. Accounts Receivable. All accounts receivable of Seller have arisen out of bona fide transactions in the ordinary course of business, and each such account receivable constitutes a valid and binding obligation of the obligor, maker, comaker, guarantor, endorser or debtor thereof or thereunder and, except as set forth on Schedule 3.1.27 hereto is collectible in full within 60 days in at least the amount at which they are carried on the books of Seller.

         3.1.28. Capital Improvements. Schedule 3.1.28 describes all of the capital improvement or purchases or other capital expenditures (as determined in accordance with GAAP) relating to the Business which Seller has committed to or contracted for which have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases. Seller hereby covenants and promises that it will not, without obtaining the prior written consent of Buyer in each and every case, contract for or commit to any such work or purchases after the date hereof.

         3.1.29. Assets Sufficient for Conduct of Business. The Purchased Assets and Assumed Liabilities constitute all of the assets and properties required for the operation of the Business, as it will be operated at the Closing as previously disclosed in writing by Seller to Buyer, in all material respects.

         3.1.30. Accuracy of Statements. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Seller, the Purchased Assets or the business or operation of the Business or omits or will omit to state a material fact necessary to make the statements regarding Seller, the Purchased Assets or the business or operation of the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

         3.1.31. No Other Agreement. Other than for sales of assets in the ordinary course of business, neither Seller nor any of its Affiliates has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any assets (including the Purchased Assets) or capital stock of Seller except as set forth in this Agreement (including the Schedules hereto).

         3.2. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  3.2.1. Corporate Existence. Buyer and Buyer's Parent is each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own or lease its properties and to carry on its business as now conducted. The capital structures of Buyer and Buyer's Parent, respectively, as such capital structures exist as of the date of this Agreement, are completely and accurately depicted on Schedule 3.2.1. hereto, including, without limitation, all options, warrants and rights, provided that each such capital structure is subject to change between the date hereof and the Closing Date, as deemed necessary or desirable by Buyer or Buyer's Parent, as appropriate, in connection with this transaction, and, provided further that no such change may affect Seller's rights under Section 2.2, above. Buyer will deliver to Seller true and complete copies of the charter and bylaws of Buyer and Buyer's Parent as amended to date. Buyer and Buyer's Parent is each duly qualified to do business and (where the concept of "good standing" is applicable) in good standing as a foreign corporation in the States set forth on
Schedule 3.2.1. Buyer and Buyer's Parent does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity, except as set forth on Schedule 3.2.1 hereto.

                  3.2.2. Authorization. Buyer and Buyer's Parent each has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all requisite corporate action. By Closing, the execution, delivery and performance of this Agreement by Buyer's Parent will have been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

                  3.2.3. No Violation. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated herein do not and will not violate or result in a default under (i) the charter or bylaws of Buyer, or (ii) to the best of Buyer's knowledge, and subject to the receipt of any necessary Consents, (A) any Governmental Authorization, or (B) any judgment, order, decree, law, rule or regulation applicable to Buyer, except for violations or defaults which would not prevent the consummation of the transactions contemplated by this Agreement or have a material adverse effect representing a material adverse change in the business or financial condition of Buyer or Buyer's Parent. Except as set forth on Schedule 3.2.3, no consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority is required to be obtained by Buyer or Buyer's Parent in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated herein.


         3.2.4. Litigation. Except as set forth on Schedule 3.2.4, to the best of Buyer's knowledge, no action, suit, proceeding or investigation is pending against Buyer or Buyer's Parent, and neither Buyer nor Buyer's Parent has received written notice of any threatened action, suit, proceeding or investigation against Buyer or Buyer's Parent, which could reasonably be expected, either individually or in the aggregate, to result in any liability on the part of Buyer or Buyer's Parent which would have a material adverse effect representing a material adverse change in the business or financial condition of Buyer or Buyer's Parent.


         3.2.5. Governmental Authorizations; Compliance with Laws. To the best of Buyer's knowledge, except as set forth on Schedule 3.2.5, neither Buyer nor Buyer's Parent has received written notice that either of them is in violation of or is in default under: (a) any governmental licenses, franchises, permits, approvals and other governmental authorizations, other than those the absence of which would not have a Material Adverse Effect, which are necessary to entitle Buyer or Buyer's Parent to own or lease, operate and use its assets and properties and to conduct its business as now conducted; (b) any judgment, order or decree of any court or administrative agency applicable to either of them; or
(c) any law, rule or regulation applicable to it; which could reasonably be expected to result in any liability on the part of Buyer or Buyer's Parent which would have a material adverse effect representing a material adverse change in the business or financial condition of Buyer or Buyer's Parent.

         3.2.6.  Income Tax Matters.

                  3.2.6.1 Tax Returns. Buyer and Buyer's Parent respectively has filed or will file all tax returns required to be filed for any period ending on or before the Closing Date, or if applicable, any period that includes the Closing Date, and has paid or will pay or cause to be paid all Income Taxes due to any taxing authority with respect to all such periods, except as contested in good faith. Except as set forth on Schedule 3.2.6.1, neither Buyer nor Buyer's Parent has received written notice that the Internal Revenue Service or any other taxing authority has asserted against Buyer or Buyer's Parent any deficiency or claim for additional Income Taxes in connection therewith. Except as set forth on Schedule 3.2.6.1, neither Buyer nor Buyer's Parent has granted or been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Income Tax.

         3.2.7. Knowledge. No officer or director of Buyer has knowledge of any agreement to which Buyer or Buyer's Parent is a party or by which any of their respective assets are bound, any other obligation of Buyer or Buyer's Parent, or any other condition, event or state of facts relating to the business of Buyer or Buyer's Parent that materially adversely affects the value of such business, the operations of Buyer or Buyer's Parent or their respective assets, other than agreements, obligations, conditions, events or states of facts known to the public or to the management of Buyer and Buyer's Parent or applicable generally to the economy or to the industry in which Buyer and Buyer's Parent respectively does business.

         3.2.8 Brokers; Finders. Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller for any brokerage or finder's commission, fee or similar compensation.

         3.2.9. Actions of Officers and Directors; Unauthorized Acts of Officers or Directors of Affiliates of Buyer and Buyer's Parent.

         3.2.9.1 Officers and Directors. Schedule 3.1.9.1 hereto sets forth a list of all Persons who, according to the minute books of Buyer and Buyer's Parent, have been at any time within the last twelve months officers and directors of Buyer and Buyer's Parent. To the best of Buyer's knowledge, the minute book contains minutes of all of the meetings of the Board of Directors and Shareholders which have taken place within the last year and all of the resolutions of the Board of Directors and Shareholders which have been adopted by unanimous written consent within the last year. Except as set forth on
Schedule 3.2.9.1; and except for (i) the negotiation on behalf of Buyer and Buyer's Parent of the transactions contemplated by this Agreement and the execution, delivery and/or filing of any documents required to be executed, delivered and/or filed by Buyer and Buyer's Parent pursuant to this Agreement or any Schedule or Schedules hereto, (ii) the preparation, execution and/or filing of any federal, state or local tax returns or reports on behalf of Buyer and Buyer's Parent, (iii) certain Board of Director resolutions adopted from the date hereof, through the Closing Date, copies of which either have been or will be delivered to Buyer on or before the Closing Date, or (iv) the taking of any actions and execution, delivery and/or filing of any documents of a ministerial nature, such as Certificates of Change of Registered Agent in the States of incorporation and foreign authorization of Buyer and Buyer's Parent, the Officers and Directors have not taken any material actions or executed, delivered and/or filed any agreements, documents, instruments or certificates on behalf of Buyer and Buyer's Parent, other than in the ordinary course of business.

                  3.2.9.2 Actions by Affiliates. To the best of Buyer's knowledge, no action has been taken by any officer or director of any Affiliate of Buyer and Buyer's Parent purporting to act as an officer or director of Buyer and Buyer's Parent.

         3.2.10. Permits. Buyer and Buyer's Parent respectively holds all of the permits described on Schedule 3.2.10, and no other licenses, certificates, permits, franchises and rights, federal, state, local, and foreign, are currently necessary for the lawful operation of the business of Buyer or Buyer's Parent, respectively, except for those the absence of which would not have a Material Adverse Effect on the business of the Business.

         3.2.11.  Buyer and Buyer's Parent Financial Statements.

                  3.2.11.1. Buyer and Buyer's Parent Financial Statements. Buyer has delivered to Seller: (a) audited consolidated balance sheets (each, a "Parent Balance Sheet") of Buyer's Parent as at December 31 in each of the years 1992 through 1995, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) an unaudited consolidated balance sheet of Buyer's Parent as at September 30, 1996 (the "Interim Parent Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the 9 months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Buyer's Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Interim Parent Balance Sheet as of September 30, 1996); the financial statements referred to in this Section 3.2.35 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Buyer, and the entities shown as consolidated therein, is required by GAAP to be included in the consolidated financial statements of Buyer's Parent.

                  3.2.11.2. No Other Liabilities. Except as set forth in the Parent Balance Sheet, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, without limitation any which may be incurred or arise after the Closing based on a fact or condition existing at or prior to the Closing, which could materially and adversely affect any of the assets of the business of Buyer's Parent or the rights of Buyer's Parent therein or thereto.

         3.2.12. No Adverse Change. Except as listed on Schedule 3.2.12, since September 30, 1996, there has not been (i) any material adverse change in the financial condition, financial statements, business, properties, assets, or results of operations of the business of Buyer's Parent, (ii) any material loss or damage (whether or not covered by insurance) to any of the assets of Buyer's Parent, which materially affects or impairs the ability of Buyer's Parent to conduct the business of its business, or any other event or condition of any character which has materially and adversely affected the business or operation of such business, (iii) any mortgage or pledge of any of the assets of Buyer's Parent, (iv) any indebtedness incurred by Buyer's Parent relating to, or taking as security any interest whatsoever in, the assets of Buyer's Parent, (v) any contract or other transaction entered into by Buyer's Parent relating to, or otherwise affecting in any way, its business or the operation thereof, other than in the ordinary course of business, (vi) any sale or transfer of the assets of Buyer's Parent, except items of the inventory which have been sold in the ordinary course of business, or any cancellation of any debts or claims of Buyer's Parent, except in the ordinary course of business, (vii) any changes in the terms of any instruments, accounts, notes, contracts, or other instruments identified in the exhibits and schedules hereto, except as consented to in writing by Seller, (viii) any changes in the accounting systems, policies or practices of Buyer's Parent, (ix) any waiver by Buyer's Parent of any rights which have any value, or (x) any transactions with any of Buyer's Parent's Affiliates. Since September 30, 1996, the business of the business of Buyer's Parent has been conducted in all respects only in the ordinary course and there has not been any material change in the affairs of such business which has not been fully disclosed in writing to Seller.

         3.2.13. Title to and Condition of Properties. Buyer's Parent has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver the assets that comprise its business free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrance, easement or encroachment, except as disclosed on Schedule 3.2.13 hereto.

         3.2.14. Real Property Leases. Schedule 3.2.14 hereto lists all leases pursuant to which Buyer's Parent holds any real property used in connection with the business and operation of its business and includes complete and accurate legal descriptions of such leased real property. Except as disclosed on Schedule 3.2.14, the buildings, facilities, installations, fixtures and other structures or improvements located on or at the real property subject to such leases have been well-maintained and are in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of Buyer, from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations. The activities carried on in such buildings, plants, facilities, installations, fixtures and other structures or improvements, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable zoning, environmental or health regulation or ordinance or any other similar law, statute, regulation or ordinance. Except as disclosed on Schedule 3.7 hereto, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes, substances or materials have been used in the construction or repair of, or any alterations or additions to, any real property leased pursuant to any of such leases. Buyer has delivered to Seller true, correct and complete copies of all such leases.

         3.2.15. Equipment. Schedule 3.2.15 hereto sets forth a complete and accurate list of all of Buyer's Parent's equipment other than items acquired by Buyer's Parent in the ordinary course of business from the date hereof through the Closing Date (and Buyer will identify in writing to the Seller, prior to the Closing, each item so acquired which has a market value or book value of $1,000 or more). The personal property leases listed in Schedule 3.2.15 hereto include all leases by Buyer's Parent of any item of personal property used in connection with the business and operation of its business, except for those leases which are not being assumed by Seller hereunder. Except as disclosed in Schedule
3.2.15 hereto, all of the equipment and all of the personal property leased by Buyer's Parent under the personal property leases is currently utilized by Buyer's Parent in the ordinary course of the business and operation of its business and is in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of Buyer, from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations. Buyer has delivered to Seller true, correct and complete copies of all personal property leases.

         3.2.16. Intellectual Property. Schedule 3.2.16 is an accurate and complete list of all of the proprietary rights of Buyer's Parent. All of the proprietary rights comprising intellectual property is owned by Buyer's Parent free and clear of all encumbrances or has been duly licensed for use by Buyer and Buyer's Parent except as set forth in Schedule 3.2.16. Except as set forth on Schedule 3.2.16, none of such intellectual property has been or is the subject of any pending adverse claim, or to the knowledge of Buyer or Buyer's Parent, any threatened litigation or claim of infringement. Except as set forth on Schedule 3.2.16, no license or royalty agreement to which Buyer or Buyer's Parent is a party is in default or the subject of any notice of termination given, nor does Buyer or Buyer's Parent have reason to anticipate any such default or notice or that the transactions herein contemplated will result in termination or in any reduction hereafter (except by reason of reduced sales volume) in royalties payable under any such agreement. The products Buyer's Parent manufactures at or which are produced by or in connection with the operation of its business, or which its business sells, do not, and any process, method, part, design or material it employs, or the marketing and use by such business of any such product or any service does not, infringe any trademark, trade name, copyright or patent of another, and Buyer's Parent has not received any notice contesting its right to use any trademark, trade name, product, process, design, computer program or written work now used by it in connection with its business or the operation thereof, except as set forth on Schedule 3.2.16. Except as otherwise set forth on
Schedule 3.2.16, Buyer's Parent has not granted any license in respect of any intellectual property. In the reasonable opinion of Buyer, Buyer's Parent owns or possesses adequate rights in and to all intellectual property necessary to conduct the business of its business as presently conducted.

         3.2.17. Contracts. Schedule 3.2.17 is a list of contracts, as provided below relating to the business and operation of the business of Buyer and Buyer's Parent, respectively, except contracts listed in other Schedules hereto. Buyer has delivered to Seller true and correct copies of each listed document and a written description of each oral arrangement so listed. Schedule 3.2.17 and such other Schedules, include all the contracts, agreements and instruments of the following types to which Buyer or Buyer's Parent, respectively, is a party or by which it is bound relating to its business or the operation thereof, or to which any of its assets is subject:

                  3.2.17.1 any labor union contract;

                  3.2.17.2 any pension, retirement, deferred compensation, profit sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or arrangement or any vacation pay or severance pay or any other employee benefit arrangement for its officers, employees, consultants or agents whether pursuant to a written contract or pursuant to custom or informal understanding, together with the most recent annual report completed with respect to each such plan or arrangement;

                  3.2.17.3 all agreements, understandings and arrangements of any kind with any executive, director, or stockholder of Buyer or Buyer's Parent, relating to present or future compensation or other benefits available to such person or otherwise;

                  3.2.17.4 any contract, purchase order or other arrangement of any kind with any person or entity affiliated with or controlled by (or with power to control) any officer, director, employee or stockholder;

                  3.2.17.5 any contract or agreement with a broker, sales agency, advertising agency or other person engaged in sales, distributing or promotional activities;

                  3.2.17.6 a summary schedule of any contract, purchase order, sales order or other arrangement of any nature which involves an unperformed commitment in excess of $10,000;

                  3.2.17.7 any commitment or arrangement pursuant to which Buyer or Buyer's Parent has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  3.2.17.8 any indentures, credit agreements, loan agreements, notes, mortgages, security agreements, leases of real property or material leases of personal property and agreements for financing;

                  3.2.17.9 any commitment or arrangement involving a partnership, joint venture or other cooperative undertaking, or involving any restrictions of the geographical area of operations or scope or type of business of Buyer or Buyer's Parent;

                  3.2.17.10 all agreements with sales representatives, distributors and dealers;

                  3.2.17.11 any power of attorney or agency agreement or arrangement with any party pursuant to which such party is granted the authority to act for or on behalf of Buyer's Parent;

                  3.2.17.12 any property, casualty and other forms of insurance;

                  3.2.17.13 agreements under which the requirements for performance extend beyond 60 days from the date of this Agreement or the Closing Date, whichever is earlier;

                  3.2.17.14 all other contracts not made in the ordinary course of business which are to be performed at or after the date of this Agreement;

                  3.2.17.15 all other material contracts.

         3.2.18. Employee Benefit Plans. No person participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her employment with Buyer or Buyer's Parent, other than either a "multiemployer plan" (as defined in Section 3(37) of ERISA), or those plans listed on Schedule 3.2.18. Neither Buyer nor Buyer's Parent maintains any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any employee, consultant or agent of Buyer or Buyer's Parent, respectively, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed on Schedule 3.2.18. During the sixty-consecutive month period ending on the Closing Date, neither Buyer nor Buyer's Parent has maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on Schedule 3.2.18. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on Schedule 3.2.18 since December 31, 1995. All employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on Schedule 3.2.18 comply in form and in operation in all material respects with all applicable requirements of law and regulation. All employee pension benefit plans maintained by Buyer or Buyer's Parent comply in form and in operation with all applicable requirements of Sections 401(a) and 401(k) of the Code. No accumulated funding deficiency, whether or not waived, exists with respect to any such plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such plan. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any employee pension benefit plan or employee welfare benefit plan maintained by Buyer's Parent as to which Buyer's Parent has been a party. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each plan listed in Schedule 3.2.18 has been supplied to Seller by Buyer, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied.

         No person currently participates in any multiemployer plan, and no person may reasonably expect to participate in such a plan, in either case, on account of his or her employment with Buyer or Buyer's Parent, nor does Buyer or Buyer's Parent have any liability or contingent liability to any multiemployer plan. Without limitation, each "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each "employee welfare benefit plan," as defined in
Section 3(1) of ERISA, that provides benefits for employees or former employees of Buyer and Buyer's Parent is maintained by Buyer and Buyer's Parent and not by any Affiliate of Buyer and Buyer's Parent (collectively, the "Benefit Plans").

         A true and correct copy of each of the plans and arrangements listed on
Schedule 3.2.18 as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to Seller. In the case of any plan or arrangement which is not in written form, Seller has been supplied with an accurate description of such plan or arrangement as in effect on the Closing Date. Buyer has provided to Seller a description of any liability or contingent liability which may be incurred by Buyer or Buyer's Parent if any plan or arrangement listed on Schedule 3.2.18 were terminated or if Buyer or Buyer's Parent was to cease its participation therein.

         All accrued obligations of Buyer or Buyer's Parent, whether arising by operation of law, by contract or by past custom, for compensation, including bonuses, to its officers, directors, employees, consultants or agents, for taxes and other obligations to any Governmental Authority payable by Buyer or Buyer's Parent in connection with such compensation, and for payments with respect to any plan or arrangement listed on Schedule 3.2.18 have been paid, or actuarially adequate accruals for such obligations have been and are being made by Buyer or Buyer's Parent, as appropriate, and, in the case of Buyer's Parent, are fully reflected in the Financial Statements.

         There are no unsecured loans outstanding to any employees of Buyer or Buyer's Parent under any of the plans or arrangements listed on Schedule 3.2.18.

         3.2.19. No Defaults or Violations. Except as set forth on Schedule 3.2.19, (a) neither Buyer nor Buyer's Parent has materially breached any provision of, nor is either of them in material default under the terms of, any lease, contract, commitment, agreement, indenture, mortgage, lien, instrument, plan or license to which it is a party or under which it has any rights or by which it is bound and which relates to the business or operation of its business, and to the knowledge of Buyer no other party to any such lease, contract, commitment or agreement is in default thereunder in any material respect, and (b) neither Buyer nor Buyer's Parent is in any material violation or default of, or with respect to, any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the business or operation of its business. Except as set forth in Schedule 3.2.19 none of the properties owned by Buyer or Buyer's Parent and included in its assets, or the occupancy or operation thereof, is in material violation of any law, building, zoning or other ordinance, code or regulation applicable to it, or is subject to any law, ordinance, code, regulation or order requiring any change, assessment or penalty, which would adversely affect the business of Buyer or Buyer's Parent respectively or operation of its business, and no notice from any Governmental Authority has been served upon Buyer or Buyer's Parent claiming any violation of any such law, ordinance, code or regulation or requiring any work or construction or asserting any assessment or penalty which would have a material adverse effect on the business or operation of the Business. Buyer and Buyer's Parent each is in material compliance with, and no violation exists under, any law, rule, regulation or permit applicable to its business and the operation thereof, whether federal, state, local or foreign.

         3.2.20. Certain Environmental Matters. Except as disclosed on Schedule 3.2.20:

                  3.2.20.1. Buyer and Buyer's Parent each is, and at all times prior to the date hereof has been, in compliance in all material respects with, and has not been and is not in violation of or liable under, any Environmental Law. Buyer and Buyer's Parent has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice or other communication from (i) any

Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any real property owned or occupied by it, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any such real property or any other properties or assets (whether real, personal, or mixed) in which Buyer or Buyer's Parent has had an interest, or with respect to any property or any such real property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Buyer and Buyer's Parent, or any other Person for whose conduct it is or may be held responsible or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  3.2.20.2 Any real property owned or occupied by Buyer or Buyer's Parent does not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, 33 C.F.R. Section 328.3, or similar state or local laws, or other especially sensitive or protected areas or species of flora or fauna.

                  3.2.20.3 There are no pending or, to the Knowledge of Buyer, Threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any real property owned or occupied by Buyer or Buyer's Parent or any other properties and assets (whether real, personal, or mixed) in which the Buyer or Buyer's Parent has or had an interest.

                  3.2.20.4 Neither Buyer nor Buyer's Parent has no basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any Order, notice, communication, inquiry, warning, citation, summons, directive, or any other indication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any real property owned or occupied by Buyer or Buyer's Parent, or any other properties or assets (whether real, personal or mixed) in which Buyer or Buyer's Parent had an interest, or with respect to any property or facility to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Buyer and Buyer's Parent, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  3.2.20.5 Neither Buyer nor Buyer's Parent nor any other Person for whose conduct either of them is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any real property owned or occupied by Buyer or Buyer's Parent, or, with respect to any other properties and assets (whether real, personal or mixed) in which Buyer or Buyer's Parent (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining such real property or any such other property or assets. Without limitation, (1) Buyer and Buyer's Parent, respectively, has, and at all relevant times had, all necessary Environmental Permits and operates, and at all relevant times operated, its respective business in accordance therewith, (2) there are no Environmental Liens affecting the assets of Buyer or Buyer's Parent or the business of Buyer or Buyer's Parent, and (3) to the knowledge of Buyer or Buyer's Parent, there are no past or present actions or conditions that could form the basis of an Environmental Claim against the assets of Buyer or Buyer's Parent, or anyone for whose actions Buyer or Buyer's Parent may be liable.

                  3.2.20.6 There are no Hazardous Materials present on or in the Environment at any real property owned or occupied by Buyer or Buyer's Parent or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other contains, either temporary or permanent and deposited or located in land, water, sumps, or any other part of the facilities there or such adjoining property, or incorporated into any structure therein or thereon. Neither Buyer nor Buyer's Parent, nor any other Person for whose conduct it is or may be held responsible, or any other Person, has not permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to such real property or any other properties or assets (whether real, personal or mixed) in which Buyer or Buyer's Parent has or had an interest, except in full compliance with all applicable Environmental Laws.

                  Section 3.2.20.7 There has been no Release or, to the Knowledge of Buyer, Threat of Release, of any Hazardous Materials at or from any real property owned or occupied by Buyer or Buyer's Parent or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by such real property, or from or by any other properties and assets (whether real, personal or mixed) in which Buyer or Buyer's Parent has or had an interest, or any geologically or hydrologically adjoining property, whether by Buyer or Buyer's Parent, or any other Person.

                  Section 3.2.20.8 Buyer has delivered to Seller true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Buyer or Buyer's Parent pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities owned or occupied by Buyer or Buyer's Parent, or concerning compliance by Buyer and Buyer's Parent, or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

                  3.2.21 Litigation. Except as disclosed in Schedule 3.2.21, there are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against or affecting Buyer or Buyer's Parent, or any officers, directors, employees or the stockholders thereof in their capacity as such, or any of the properties or businesses thereof, or relating to the transactions contemplated by this Agreement. Except as disclosed herein or in an Schedule hereto, neither Buyer nor Buyer's Parent is subject to any order, judgment, decree, stipulation, or consent of or with any court, governmental body or agency which has, or in the reasonable judgment of Buyer may have, a Material Adverse Effect on the financial condition or the results or operation of the Business.

                  3.2.22. Taxes. All taxes, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, have been properly determined in accordance with applicable rules and regulations and have been paid in full on time. Buyer and Buyer's Parent each has duly and timely filed all Tax Returns of every nature required to be filed by it, in every jurisdiction in which the same may have been so required, and has paid all Taxes disclosed on such returns. All Taxes of which notice has been received or which shall accrue on or prior to the Closing Date have been paid or shall be paid by Buyer or Buyer's Parent in due course and in a timely manner. Except as set forth on Schedule 3.2.22, Buyer and Buyer's Parent's income tax returns have never been audited and Buyer and Buyer's Parent does not have outstanding waivers of the statute of limitations for any Taxes for any taxable year. All deposits required by law to be made by Buyer and Buyer's Parent with respect to employees' withholding taxes have been made. There are no tax liens on any assets of Buyer or Buyer's Parent, except liens for Taxes not yet due. Buyer and Buyer's Parent has not filed a consent under Section 341(f)(1) of the Code, relating to collapsible corporations, and none of the assets of Buyer and Buyer's Parent is subject to such a consent. There are no claims pending against Buyer or Buyer's Parent for past due Taxes and Buyer does not know of any such threatened claim or the basis for any such claim. There are not now any matters under discussion with any federal, state, local or other authority with respect to any additional Taxes or assessments relating to Buyer or Buyer's Parent. Seller will not be liable for any of Buyer or Buyer's Parent's taxes as a result of the consummation of the transactions contemplated by this Agreement.

         Except as disclosed on Schedule 3.2.22, none of the properties of Buyer or Buyer's Parent is subject to a lease or other arrangement pursuant to which Buyer or Buyer's Parent is not entitled to depreciation allowances under the Code.


         3.2.23. Condition of Assets. Except as disclosed on Schedule 3.2.23, all of the assets of Buyer or Buyer's Parent, whether real or personal, owned or leased, have been well maintained and are in normal operating condition (with the exception of normal wear and tear), free, to the knowledge of Buyer, from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations.

         3.2.24. Inventory. Except as shown on Schedule 3.2.24, each item of the inventory of Buyer or Buyer's Parent, respectively, is merchantable and usable in the ordinary operations of its business, none of such items is obsolete and nonsalable, none of such items subsequent to December 31, 1995, has been stolen or otherwise unlawfully or improperly removed or diverted, and none of such items has been pledged or otherwise given as collateral or is held by Buyer or

Buyer's Parent on assignment or consignment. Such inventory is fairly reflected in the inventory accounts on the audited balance sheet included in the Financial Statements and are valued at the lower of cost or market.

         3.2.25. Insurance Policies. Buyer and Buyer's Parent currently has paid up insurance, including, but not limited to, employee health and accident insurance, and environmental, property, general liability, product liability and worker's compensation insurance, as described on Schedule 3.2.25. Schedule
3.2.25 contains a list of each insurance policy currently providing coverage for the assets of Buyer and Buyer's Parent or its business relating to the Business and a copy of each such policy has been delivered to Seller. To the best of Buyer's knowledge, no written notice of termination of any such policy has been received by Buyer or Buyer's Parent or its Affiliates.

         3.2.26 Accounts Receivable. All accounts receivable of Buyer and Buyer's Parent have arisen out of bona fide transactions in the ordinary course of business, and each such account receivable constitutes a valid and binding obligation of the obligor, maker, comaker, guarantor, endorser or debtor thereof or thereunder except as set forth on Schedule 3.2.26 hereto is collectible in full within 60 days in at least the amount at which they are carried on the books of Buyer and Buyer's Parent.

         3.2.27. Capital Improvements. Schedule 3.2.27 describes all of the capital improvement or purchases or other capital expenditures (as determined in accordance with GAAP) relating to its business which Buyer or Buyer's Parent respectively has committed to or contracted for which have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases. Buyer hereby covenants and promises that neither the Buyer nor Buyer's Parent will, without obtaining the prior written consent of Seller in each and every case, contract for or commit to any such work or purchases before the Closing.

         3.2.28. Assets Sufficient for Conduct of Business. Together with the Manufacturing Contract and the Exclusive License, the assets of the business of Buyer and Buyer's Parent, respectively, constitute all of the assets and properties required for the operation of such business as it is presently operated by Buyer and Buyer's Parent respectively in all material respects.

         3.2.29. Accuracy of Statements. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Buyer and Buyer's Parent to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Buyer or Buyer's Parent, their respective assets or the business or operation of such business or omits or will omit to state a material fact necessary to make the statements regarding Buyer or Buyer's Parent, such assets or the business or operation of such business contained herein or therein, in light of the circumstances in which they are made, not misleading.

         3.2.30. No Other Agreement. Other than for sales of assets in the ordinary course of business, neither Buyer nor Buyer's Parent nor any of the Affiliates of either has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any assets or capital stock of Buyer or Buyer's Parent except as set forth in this Agreement.

         3.2.31. Shares. As of Closing, the Shares will have been duly authorized and when issued will be validly issued and fully paid and nonassessable.


                                   ARTICLE IV

                                CERTAIN COVENANTS

         4.1. Access and Information; Confidentiality. From the date hereof until the Closing Date, Seller will give to Buyer and its representatives (upon reasonable advance notice and during normal business hours) reasonable access to its properties, books, records, contracts and commitments and will furnish all such information and documents relating to its properties and business as Buyer may reasonably request, and Buyer will furnish to Seller and its representatives all such information and documents relating to Buyer or Buyer's Parent as Seller may reasonably request. Each of the parties will treat, and will cause its representatives to treat, all information that is received under this Section 4.1, if not in the public domain, or if its disclosure is not required by law, as confidential.

         4.2.1. Conduct of Business of Seller. Except as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Seller will: (a) conduct its business only in the ordinary course and in substantially the same manner disclosed on Schedule 4.2.1.; (b) maintain and keep its properties and equipment in good repair, working order and condition, except for ordinary wear and tear; (c) keep in full force and effect, to the extent commercially reasonable, insurance comparable in amount and scope of coverage to that now maintained; (d) perform in all material respects all of its obligations under all material Contracts; (e) use reasonable efforts consistent with its normal business practices to maintain and preserve its business organization, retain its present employees and maintain its relationships with suppliers and customers, and Buyer agrees not to cause Seller to terminate any of its employees prior to the Closing Date, except for any terminations that are consistent with its normal business practices; (f) maintain its books of account and records in the usual and regular manner; (g) comply in all material respects with all laws and regulations applicable to it and to the conduct of its business; (h) not make any distribution, dividend or advance to any Affiliate, or repurchase or redeem any shares of its capital stock, or make any capital contribution to or purchase the securities of a subsidiary, or otherwise voluntarily change its capital structure, without the prior written consent of Buyer, (i) use reasonable efforts to maintain and protect Seller's material Proprietary Rights; and (j) not make any change in any Benefit Plan except as contemplated herein or as previously disclosed in writing to Buyer, or, except in a manner consistent with past practice, make any change in any compensation to officers, directors or employees, or, without the prior written consent of Buyer, adopt any new Benefit Plan.

         4.2.2. Conduct of Business of Buyer. Except as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Buyer and Buyer's Parent will: (a) conduct its business only in the ordinary course and in substantially the same manner as heretofore; (b) maintain and keep its properties and equipment in good repair, working order and condition, except for ordinary wear and tear; (c) keep in full force and effect, to the extent commercially reasonable, insurance comparable in amount and scope of coverage to that now maintained; (d) perform in all material respects all of its obligations under all material contracts; (e) use reasonable efforts consistent with its normal business practices to maintain and preserve its business organization, retain its present employees and maintain its relationships with suppliers and customers; (f) maintain its books of account and records in the usual and regular manner; (g) comply in all material respects with all laws and regulations applicable to it and to the conduct of its business; (h) change its capital structure only as deemed necessary or desirable by it in connection with this transaction; (i) use reasonable efforts to maintain and protect the material proprietary rights of Buyer and Buyer's Parent; and (j) not make any change in any Benefit Plan except as contemplated herein or as previously disclosed in writing to Seller, or, except in a manner consistent with past practice, make any change in any compensation to officers, directors or employees, or, without the prior written consent of Seller, adopt any new Benefit Plan.

         4.3. Regulatory Filings. Within ten business days after the date hereof, Seller and Buyer will make or cause to be made such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Thereafter, Seller and Buyer will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") any supplemental information which may be required pursuant to the HSR Act. Without limiting the generality or effect of the foregoing, each of the parties hereto will use reasonable efforts to comply as expeditiously as possible with all lawful requests of governmental authorities for additional information and documents pursuant to the HSR Act. Notwithstanding the foregoing, Buyer shall not be obligated to contest any action or decision taken by the FTC or the DOJ or any other governmental or administrative agency, authority or court challenging the consummation of the transactions contemplated hereby and nothing contained in this Agreement shall require Buyer to agree to hold separate or to divest any of the Assets or any of the assets, properties or business of Buyer or any of Buyer's Affiliates or otherwise agree to the imposition of any material restriction on the business or the operations of Buyer or any of Buyer's Affiliates.

         4.4  Noncompetition Agreement; Nondisclosure.

                  4.4.1 Noncompetition Agreement. Seller shall enter into a Noncompetition Agreement in favor of Buyer (the "Noncompetition Agreement"), substantially in the form of Schedule 4.4.1 hereto, pursuant to which Seller agrees that during a period of four (4) years from the Closing Date it will not, without Buyer's prior written consent, directly or indirectly own, have an interest in (other than as a less than 5% equity owner of any Person traded on any national, international or regional stock exchange or in the over-the-counter market), operate, join, control, or participate in, or be connected with as an officer, employee, partner, consultant or otherwise with, any business similar to the Business presently conducted by Seller, and it will not in any such manner directly or indirectly compete with, or become interested in any competitor of the Business anywhere within the Continental United States.

                  4.4.2 Confidential Information; Seller's Obligations. Seller acknowledges that included in the Purchased Assets are certain Proprietary Rights that Seller has used exclusively in the Business and that have commercial value in the Business and accordingly have been treated by Seller as confidential. All such information (collectively, the "Confidential Information") shall be kept confidential by Seller as provided below; provided, however, that the term "Confidential Information" shall not include any information which shall have been made public by Seller or its Affiliates prior to the date hereof or which shall be made public by Buyer or its Affiliates at any time after the Closing Date. Seller agrees that on and after the Closing Date, it and its Affiliates will keep in strictest confidence and trust all Confidential Information and neither Seller nor any of its Affiliates will, without Buyer's prior written consent, use or disclose any Confidential Information, except to the extent (i) necessary to comply with any legal requirements in connection with Seller's ownership or operation of the Purchased Assets on or prior to the Closing Date, such as the filing of income tax returns or reports or (ii) Seller or any of its Affiliates becomes legally compelled (e.g., by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, in which case, Seller or its Affiliate, as the case may be, will provide Buyer with prompt written notice so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.5. If such protective order or other remedy is not obtained or Buyer waives compliance with the provisions of this Section 4.5, Seller or its Affiliate, as the case may be, will furnish only that portion of the Confidential Information which is legally required.

         4.4.2.2. Confidential Information; Buyer's Obligations. Buyer acknowledges that included in the Purchased Assets are certain Proprietary Rights that Seller has used exclusively in the Business and that have commercial value in the Business and accordingly have been treated by Seller as confidential. All such information (collectively, the "Confidential Information") shall be kept confidential by Buyer as provided below; provided, however, that the term "Confidential Information" shall not include any information which shall have been made public by Seller or its Affiliates prior to the date hereof. Buyer agrees that until the Closing Date, (and thereafter, if the Closing does not occur) it and its Affiliates will keep in strictest confidence and trust all Confidential Information and neither Buyer nor any of its Affiliates will, without Seller's prior written consent, use or disclose any Confidential Information, except to the extent (i) necessary to comply with any legal requirements (ii) Buyer or any of its Affiliates becomes legally compelled (e.g., by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, in which case, Buyer or its Affiliate, as the case may be, will provide Buyer with prompt written notice so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.4.2.2. If such protective order or other remedy is not obtained or Seller waives compliance with the provisions of this Section 4.4.2.2., Buyer or its Affiliate, as the case may be, will furnish only that portion of the Confidential Information which is legally required. The preceding restrictions on Buyer shall have no effect after the Closing.

         4.5. Assignment of Contracts and Governmental Authorizations. Seller shall assign to Buyer all of its right, title and interest in and to the Contracts and Governmental Authorizations, by instrument substantially in the form of Schedule 4.5 attached hereto. Notwithstanding the foregoing, no Contract or any of the Governmental Authorizations shall be deemed to be assigned to Buyer to the extent that such assignment is prohibited by law or by a valid and enforceable prohibition to such an assignment contained in such Contract or any of the Governmental Authorizations until the necessary waiver or consent (whether express or by acquiescence) to such assignment has been obtained or such provision has been rendered ineffective or unenforceable by law, action of the parties or otherwise, whether before or after the Closing Date. In any event, however, Seller shall at the request and the expense and under the direction of Buyer, in the name of Seller or otherwise, take such action as shall in the reasonable opinion of Buyer be necessary or proper (a) in order that the rights and obligations of Seller under such Contracts or Governmental Authorizations are preserved for the benefit of Buyer and (b) to facilitate the collection of monies due and payable and to become due and payable to Seller in respect of such Contracts or Governmental Authorizations, and Seller shall hold all such monies in trust for the benefit of and shall promptly pay such amounts to Buyer, less all charges properly allocable thereto incurred by Seller but which would have been incurred by Buyer if consent to assignment of such Contracts or Governmental Authorizations had been obtained on or prior to the Closing Date. For purposes of Section 2.2.4, above, the parties assume that all necessary consents and waivers can be obtained by Closing.

         4.6. Change of Corporate Name. On the Closing Date or as soon as practicable thereafter, Seller shall change its corporate name to a new name which does not include the term "Cincinnati Microwave" or the acronym or abbreviation ("CNMW") or any variations, translations or combinations thereof or similar names and otherwise is not likely to be confused with its present name so as to make Seller's present name available to Buyer. From and after the Closing, Seller shall not use the term "Cincinnati Microwave" or the acronym or abbreviation ("CNMW") or any variations, translations or combinations thereof or similar names in connection with any business.

         4.7.  Intellectual Property Assignments and Acknowledgment.

                  4.7.1 Assignments. Seller shall execute any and all assignment documents necessary to properly assign to Buyer all of its right, title and interest in and to the Proprietary Rights, including, without limitation, (a) a trademark assignment (the "Trademark Assignment"), substantially in the form of
Schedule 4.7.1(a) attached hereto, for all of the trademarks, trade names, service marks, trade dress, logos, trade names and corporate names along with the goodwill associated therewith (and all registrations, renewals and applications therefor, if any),


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
owned and used by Seller in connection with its operation of its business and the Purchased Assets, including, without limitation, those trademarks described in Schedule 4.7.1(a) attached hereto, (b) a patent assignment (the "Patent Assignment") substantially in the form of Schedule 4.7.1(b) hereto, for all of the patents, patent disclosures and inventions (and all applications therefor, if any) owned or used by Seller in connection with its operation of its business and the Purchased Assets, and (c) a copyright assignment (the "Copyright Assignment"), substantially in the form of Schedule 4.7.1(c) hereto, for the copyrights (and all registrations and applications therefor, if any) owned or used by Seller in connection with its operation of its business or included the Purchased Assets.

                  4.7.2 Non-Use by Seller. Seller acknowledges that upon the transfer of the Purchased Assets, Seller and its Affiliates will have relinquished all right, title and interest in and to the Proprietary Rights, inclusive of any and all trademarks, patents or copyrights, whether or not registered in the name of Seller as of the Closing Date, including, without limitation, those set forth in Schedule 4.7.2 hereto. Seller further acknowledges that from and after the Closing Date it shall not, and it shall cause its Affiliates not to, use any of the Proprietary Rights.

         4.8.  Limited Power of Attorney.

                  4.8.1 Appointment. Seller, as of the Closing Date, hereby irrevocably constitutes and appoints Buyer and each officer and director thereof as its true and lawful attorney, in its name, place and stead, (i) to endorse and cash and/or deposit in an account of Buyer any and all checks of third parties and (ii) to make any necessary filings with the United States Patent and Trademark Office, the United States Copyright Office or any other similar domestic or foreign agency or office in connection with the transfer or assignment of any trademarks, patents or copyrights. Notwithstanding anything contained herein to the contrary, the within and foregoing power of attorney is effective and conditioned upon the consummation of the purchase of the Purchased Assets by Buyer and the consummation of the other transactions contemplated by this Agreement.

                  4.8.2 Authorization. With the power of attorney hereinabove granted by Seller to Buyer (and/or any officer or director thereof) Seller authorizes said attorney to take any further action which said attorney shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as said Seller might or could do if personally present, and hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

                  4.8.3 Irrevocability. The foregoing power of attorney is a special power of attorney coupled with an interest and is irrevocable.

         4.9. Maintenance of Insurance Policies; Seller's Obligation. Seller agrees that from and after the date hereof and until Closing it shall maintain in full force and effect the "occurrence" insurance policies set forth in Schedule 4.9.1 hereof to the extent necessary to ensure that Buyer receives the benefit of any insurance proceeds recoverable under such policies in connection with any occurrence that takes place prior to the Closing Date. At Buyer's option, such policies shall if assignable, be assigned to Buyer at Closing, so that Buyer may, if it desires, continue such coverage for its own benefit if Buyer desires. Buyer shall have no obligation to Seller with respect to such coverage.

                  4.9.1. Maintenance of Insurance Policies; Buyer's Obligation. Buyer agrees that from and after the date hereof and until Closing it shall maintain in full force and effect the insurance policies set forth in Schedule
4.9.2 hereof. Buyer shall have no further obligation under this Section after Closing.

         4.10. Certain Receipts and Certificates. In connection with the transfer of the Purchased Assets to Buyer, Seller shall provide Buyer with either (i) receipts issued by the state revenue authorities in states where any of the Purchased Assets are located indicating that all sales and use taxes (and, to the extent that Buyer may have any liability or obligation with respect to Seller's state income taxes, all state income taxes) relating to such transfer for which Seller is liable (including interest and penalties) have been paid, or (ii) certificates issued by the appropriate state revenue authorities certifying that no such taxes (or interest or penalties) relating to such transfer are due.

         4.11 Sale/Lease of Facilities. Pending Closing, Seller may, subject to the requirement of the Plan of Reorganization, dispose of its Real Property, for a fair consideration, provided that Seller takes any such action only after consultation with Buyer. The proceeds of any such sale shall be applied to the reduction of Seller's indebtedness to Foothill Capital Corporation ("Foothill") unless used by Buyer as additional working capital with the consent of both Foothill and Buyer. Seller may also, pending Closing, lease a facility suitable for the Business as Buyer contemplates operating it after the Closing; provided that no such lease shall constitute a Real Property Lease that is to be assigned to Buyer pursuant hereto unless Seller obtains Buyer's consent to such lease prior to the execution thereof.

         4.12.1. Employees of Seller. Buyer will have the right, but not the obligation, to offer employment to such employees of Seller as Buyer may elect, on terms and conditions determined by Buyer in its discretion.

         4.12.2. Pre-Closing Employment Obligations. All obligations of Seller under or in connection with the employment of its employees arising in respect of any period prior to the Closing Date shall be performed and discharged by Seller.

         4.13. Personnel Records. Unless prohibited by law, Seller shall make available to Buyer all personnel records, including, but not limited to, names, Social Security numbers, dates of hire by Seller or any subsidiary of Seller, dates of birth, number of hours worked each calendar year, and salary histories, for all Seller's employees.


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
         4.14. WARN Act. It is the intent of the parties that Seller will be responsible for, and that Buyer will not be responsible for, any amounts required by law or policies of general application, including, but not limited to, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state laws that are applicable to Seller, to be paid as a result of termination or layoff of any employees of Seller ("Seller Employees"). Seller agrees to promptly give the notices, and diligently follow the procedures, prescribed by WARN and any similar state laws.

         4.15. Exclusive License. Buyer agrees that Buyer's Parent, in consultation with Seller, will proceed promptly to initiate negotiations with a view towards obtaining, as soon as practicable, an exclusive license (the "Exclusive License") from BEL-Canada of its proprietary rights with respect to radar detector technology, which will adequately serve the purpose of allowing Buyer's Parent, or Buyer as a sub-licensee, to make, use and sell in the United States (and in such larger area, if any, as may be negotiated) radar detectors employing such technology.

         4.16. Manufacturing Contract. Buyer agrees that Buyer's Parent, in consultation with Seller, will proceed promptly to initiate negotiations with a view towards obtaining, as soon as practicable, an exclusive manufacturing agreement (the "Manufacturing Contract") with BEL-Canada which will adequately serve the purpose of supplying Buyer's Parent, or Buyer as its assignee or distributor, with its requirements in the United States (and in such larger area, if any, as may be negotiated) for radar detectors.

         4.17.  No Shop.

                  4.17.1. Acquisition Proposal. Seller will not, directly or indirectly, through any officer, director, employee, representative or agent of such party or any of its subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving such party or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement will prevent Seller or its Board of Directors from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to such party's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that such action is necessary for such party to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in this Agreement.

         4.17.2 Notice. Seller will notify the other party immediately (and no later than 24 hours) after receipt by Seller (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice to the other party will be made orally and in writing and will indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         4.17.3.  Termination Fee.

                  4.17.3.1. Alternative Transaction. As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Buyer or its respective affiliates (a "Third Party"), acquires more than 10% of the outstanding shares of Seller's common stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Seller pursuant to which any Third Party acquires more than 10% of the outstanding equity securities of Seller or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the entity surviving any merger or business combination including Seller) of Seller having a fair market value (as determined by the Board of Directors of Buyer in good faith) equal to more than 10% of the fair market value of all the assets of Seller, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Alternative Transaction" does not, however, refer to any such transaction, unless Seller's Board of Directors has either approved or recommended the transaction or refrained from taking any position on the transaction.

                  4.17.3.2. Seller's Liability. Seller will pay Buyer a termination fee of $500,000, plus Buyer's out-of-pocket costs (including without limitation, reasonable professional fees incurred in connection with this transaction) upon the termination of this Agreement by Buyer pursuant to Section 8.1(b) as a result of the failure to receive the requisite vote for approval of this Agreement and this transaction by the stockholders of Seller at Seller's Stockholders' Meeting if, at the time of such failure, there will have been announced an Alternative Transaction which will not have been absolutely and unconditionally withdrawn and abandoned.

         4.18.  Proxy Statement/Prospectus; Registration Statement.


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
                  4.18.1. As promptly as practical after the execution of this Agreement, the Buyer and Seller will cooperate as necessary and appropriate to prepare and file with the SEC a registration statement on Form S-4 ("Registration Statement") including a combined Proxy Statement/Prospectus ("Proxy Statement/Prospectus" or "Proxy Statement") thereunder for the purpose of registering with the SEC under the Securities Act of 1933 the offer and issuance of the Shares by Buyer and providing a Proxy Statement/Prospectus for soliciting the votes of Seller's shareholders for the approval of the sale of Seller's assets hereunder (in exchange for the Shares) in compliance with the SEC's proxy regulations under the Exchange Act. Buyer and Seller will use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Proxy Statement will include the recommendation of the Board of Directors of Seller in favor of this Agreement and this transaction; provided that the Board of Directors of such party may withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal has been made and will have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

                  4.18.2. Buyer and Seller will make all necessary filings with respect to this transaction under the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  4.18.3. Buyer represents that Buyer's Parent intends to use reasonable efforts such that the Shares to be issued in this transaction will after the Closing be approved for quotation on the Nasdaq National Market.

         4.19.  Stockholders Meetings.

                  4.19.1. Seller and Buyer each will call a meeting of its respective stockholders (each, a "Stockholder Meeting") to be held as promptly as practicable, for the purpose of voting upon this Agreement and related matters. Subject to Sections 4.17 and 4.18, Seller and Buyer will through its Board of Directors recommend to its respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and will use its best efforts to hold such meetings as soon as practicable after the date hereof. Subject to Section 4.18, each party will use all reasonable efforts to solicit from stockholders of such party proxies (or, in the case of Buyer, consents) in favor of such matters.

         4.20. Legal Conditions to Transaction. Subject to Section 4.17. each of Buyer and Seller will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this transaction (which actions will include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Authority) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with this transaction. Each of Buyer and Seller will take all reasonable


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
actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public third party, required to be obtained or made by Buyer or Seller in connection with this transaction or the taking of any action contemplated thereby or by this Agreement.

         4.21. Non-Competition Agreements. At Buyer's request, Seller shall use reasonable efforts through the Closing Date to obtain non-competition agreements similar to that set forth on Schedule 4.21 from such officers, directors and employees of Seller as Buyer may have designated at least ten (10) days prior to the Closing, provided, that a restriction as to other types of modems than those now being sold or under development by Seller shall not be required of any of Seller's executive officers.


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
                                    ARTICLE V

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                     AND ADDITIONAL COVENANTS AND AGREEMENTS
                          RELATING TO THE REAL PROPERTY

         5.1.  Title Insurance.

                  5.1.1 Title Commitment. Unless the Real Property is disposed of prior to Closing pursuant to Section 4.11, above, Buyer shall, at its expense, order promptly and obtain a written commitment (the "Title Commitment") for owner's title insurance on Standard ALTA Extended Coverage Policy and at Buyer's option a survey issued by a licensed surveyor or an update of the most recent existing survey (the "Survey"). Seller shall give and Buyer shall accept such title as the title insurer will be willing to approve and insure at standard rates subject to Section 5.1.2 below. The Title Commitment and policy shall be issued by Chicago Title Insurance Company. The policy issued in connection with the Title Commitment shall insure that Buyer will be vested with good, insurable at standard rates, fee simple title to the Real Property, subject only to Section 5.1.2 below. Such fee simple title to the Real Property shall be transferred by Seller to Buyer pursuant to a warranty deed (the "Deed"), which Deed shall be substantially in the form of Schedule 5.2 attached hereto.

                  5.1.2 Exceptions. Buyer shall not have the right to object to, and agrees to, take title subject to covenants, easements, restrictions, reservations and agreements of record that do not and will not adversely affect the operation of the business presently conducted by Seller with respect to the Purchased Assets on the Real Property.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1. Conditions to Obligation of Buyer. The obligation of Buyer under this Agreement to acquire the Purchased Assets is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Buyer in its sole discretion, provided the failure of any condition to be satisfied is not the result of Buyer's breach or default hereunder:

         6.1.1. Representations; Performance. The representations and warranties of Seller contained herein shall be true in all material respects on and as of the date hereof and shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Seller shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Seller shall have delivered to Buyer a certificate, dated the Closing Date, to the effect set forth above in this Section 6.1.1.

         6.1.2. Opinion of Counsel. Buyer shall have received a favorable opinion, addressed to Buyer and dated the Closing Date, of Messrs. Frost & Jacobs, counsel to Seller, substantially in the form of Schedule 6.1.2 hereto.

         6.1.3. Certain Approvals. All Consents required to be obtained by Seller to consummate the transactions contemplated herein shall have been obtained, other than any Consents where the failure to obtain such Consents, either in any case or in the aggregate, would not have a Material Adverse Effect. Without limitation, the waiting period applicable to the consummation of this transaction under the HSR Act will have expired or been terminated if a filing is made under the HSR Act.

         6.1.4. No Proceeding or Litigation. No claim, action, suit, arbitration, investigation or other formal proceeding shall be pending or threatened on or before the Closing which (i) seeks to (A) enjoin, restrain or prohibit the transactions contemplated herein, (B) impose limitations on the ability of Buyer to exercise full rights of ownership of the Assets or (C) require the divesture by Buyer or its Affiliates or any of the Assets or any other assets of Buyer or its Affiliates by reason of this Agreement, or (ii) could have a material adverse effect on the Assets or the use thereof or the transactions contemplated herein.

         6.1.5. No Material Adverse Change. Except as disclosed in writing prior to the date of this Agreement by Seller to Buyer or on Schedule 4.2.1, there shall have been no material adverse change in the business or financial condition of Seller, the Purchased Assets or the Assumed Liabilities. Without limitation, the commencement by Seller of a voluntary case, or the commencement of an involuntary case against Seller that remains undismissed for a period of 60


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
days or until May 31, 1997 (whichever date occurs first) , under the Bankruptcy Code shall be conclusively deemed to be such a material adverse change.

         6.1.6. Purchased Assets and Documents Delivered. Buyer shall have received at the Closing the following documents required to be delivered to Buyer by the Seller at the Closing as provided herein:

                  6.1.6.1  the Bill of Sale;

                  6.1.6.2  the Noncompetition Agreements;

                  6.1.6.3  the Contract Assignment;

                  6.1.6.4  the Trademark Assignment;

                  6.1.6.5  the Patent Assignment;

                  6.1.6.6  the Copyright Assignment;

                  6.1.6.7  the Deed; and

                  6.1.6.8 all other documents and items required to be delivered by Seller validly to transfer title to the Purchased Assets to Buyer and to otherwise consummate the transactions contemplated hereby, including without limitation, an assignment of Seller's bank accounts to Buyer, provided that Buyer shall be obligated to promptly change the taxpayer identification number on such accounts from that of Seller to that of Buyer, such change to be effective as of the Closing of the transactions contemplated hereby.

                  6.1.7. Title Insurance. Buyer shall have received (unless the Real Property has been disposed of prior to Closing pursuant to Section 4.11, above) with respect to the Real Property a Title Commitment for owner's title insurance in form and substance reasonably satisfactory to Buyer and its lenders, with only such encumbrances or limitations on title to the Real Property as are set forth in Section 6.2 hereof. Notwithstanding anything contained herein to the contrary, this condition shall be deemed to have been satisfied if Buyer shall have received a Title Commitment for owner's title insurance which meets the requirements of Section 6.2 hereof.

                  6.1.8. Environmental Audit. Buyer shall have received a report of an environmental consulting firm with respect to the Real Property, reflecting such levels of investigation and examination as Buyer may desire, and the contents of such report shall be reasonably satisfactory to Buyer and the Financial Partner. Buyer agrees to proceed promptly with obtaining such report.


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
                  6.1.9 "C" Reorganization. Buyer, Buyer's Parent, Seller, and any other necessary parties shall have entered into a Plan of Reorganization for a triangular "C" reorganization that is consistent with this Agreement, that contemplates tax-free treatment to the parties to the reorganization, and whose terms and conditions are otherwise satisfactory to Buyer in its complete discretion (the "Plan of Reorganization").

                  6.1.10 Fairness Opinion. The financial advisor of Seller, Allen & Co., Inc. has delivered to the Board of Directors of Seller, with a copy to Buyer, an opinion dated at or prior to the date of Seller's Proxy Statement to the effect that this transaction is fair from a financial point of view to the stockholders of Seller.

                  6.1.11 Tax Opinion. Buyer will have received a written opinion from Messrs. Frost and Jacobs to the effect that this transaction will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                  6.1.12 Securities Laws. Buyer and Buyer's Parent will have received all state securities or "Blue Sky" permits and other federal and state authorizations necessary for the issuance of shares of common stock of Buyer's Parent pursuant to this transaction. Without limitation, a registration statement filed by Buyer's Parent with respect to the Shares (the "Registration Statement") on Form S-4 or other appropriate form will have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

                  6.1.13 Stockholder Approval. This Agreement and the transaction contemplated hereby will have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller's common stock and by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Buyer's common stock.

                  6.1.14. Financial Partner. The Financial Partner shall have indicated in writing, by January 10, 1997, that it will make extensions of credit, or debt or equity investments, or some combination thereof, to or in Buyer's Parent, amounting to at least $20 million in the aggregate; such commitment is funded by the Closing Date; and in consequence of such transactions, however, the ratio of the common stock in Buyer's Parent that the Financial Partner owns when compared to the total number of shares of common stock in Buyer's Parent owned by the Financial Partner and all other owners of shares of common stock in Buyer's Parent, is not greater than an equivalent ratio of 20/100. For such purposes (1) shares of common stock in Buyer's Parent that the Financial Partner or another Person could acquire by the conversion of a security or exercise of an option or another purchase right such as a warrant, shall be considered to be issued and outstanding and owned by the Financial Partner, and (2) BEL-Canada shall be included in the term "Financial Partner" with respect to any shares of common stock, securities, options or purchase rights that it may have acquired subsequent to the date of this Agreement in connection with Buyer's closing with a Financial Partner, e.g., because of BEL-Canada's providing credit enhancement for a Financial Partner's investment.

                  6.1.15. Extraordinary Gain. Buyer's Parent will have booked an extraordinary gain in the amount of approximately $6 million from the settlement of litigation.

                  6.1.16. Exclusive License. The Exclusive License, in form and substance reasonably satisfactory to Seller and Buyer, shall have been prepared, executed and delivered by the parties thereto.

                  6.1.17. Manufacturing Contract. The Manufacturing Contract, in form and substance reasonably satisfactory to Seller and Buyer, shall have been prepared, executed and delivered by the parties thereto.

                  6.1.18. Termination of Securities Litigation. The Securities Litigation shall have been finally terminated, appropriate releases obtained, and all other necessary or desirable steps taken in connection therewith, as determined by Buyer in its sole discretion.

                  6.1.19. Dissenting Shares. Not more than 10% of Seller's issued and outstanding shares constitute Dissenting Shares.

                  6.1.20. Working Capital. Seller shall have received access to new working capital from Foothill evidenced by an increase in the permitted indebtedness of Seller to Foothill under Seller's existing revolving debt to Foothill, by Foothill's permitting Seller to use the proceeds of a sale of the Real Property as working capital, or some combination, provided that such arrangements do not allow the total permitted indebtedness of Seller to Foothill (term debt, revolving debt, and other) to exceed an amount determined in accordance with Schedule 6.1.20 hereto.

                  6.1.21. Re-Evaluation Notice. There is no unresolved disagreement with respect to a Re-Evaluation Notice.

         6.2. Conditions to Obligation of Seller. The obligation of Seller under this Agreement to sell the Purchased Assets is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Seller in its sole discretion:

                  6.2.1. Representations; Performance. The representations and warranties of Buyer contained herein hereof shall be true in all material respects on and as of the date hereof and shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Buyer shall have delivered to Seller a certificate of Buyer, dated the Closing Date, to the effect set forth above in this Section 6.2.1.

                  6.2.2. Opinions of Counsel. Seller shall have received a favorable opinion, addressed to it and dated the Closing Date, of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin, counsel for Buyer, substantially in the form of Schedule 6.2.2 hereto.

                  6.2.3. Certain Approvals. All Consents required to be obtained by Buyer and its shareholders to consummate the transactions contemplated herein shall have been obtained. Without limitation, the waiting period applicable to the consummation of this transaction under the HSR Act will have expired or been terminated if a filing is made under the HSR Act.

                  6.2.4. No Proceeding or Litigation. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect and no actions by any public or governmental authority seeking any such injunction or order shall be pending as of the Closing Date that restrains or prohibits the purchase and sale of the Purchased Assets or any other action to be taken in connection herewith.

                  6.2.5. Consideration and Documents Delivered. Buyer shall have delivered the Shares to the Seller's Shareholders as provided in this Agreement, and Seller shall have received the following documents required to be delivered to Seller at the Closing as provided herein:

                  6.2.4.1 Assumption Agreement;

                  6.2.4.2 Noncompetition Agreement;

                  6.2.4.3 and other documents and items required to be delivered by Buyer validly to effect the assumption of the Assumed Liabilities and to otherwise consummate the transactions contemplated hereby.

                  6.2.6 "C" Reorganization. Buyer, Buyer's Parent, Seller, and any other necessary parties shall have entered into the Plan of Reorganization for a triangular "C" reorganization that is consistent with this Agreement, that contemplates tax-free treatment to the parties to the reorganization, and whose terms and conditions are otherwise satisfactory to Seller in its complete discretion.

                  6.2.7 Stockholder Approval. This Agreement and the transaction contemplated hereby will have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller's common stock and by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Buyer's common stock.

                  6.2.8. Financial Partner. The Financial Partner shall have indicated in writing, by January 10, 1997, that it will make extensions of credit, or debt or equity investments, or some combination thereof, to or in Buyer's Parent, amounting to at least $20 million in the aggregate; such commitment is funded by the Closing Date; and in consequence of such transactions, however, the ratio of the common stock in Buyer's Parent that the Financial Partner owns, when compared to the total number of shares of common stock in Buyer's Parent owned by the Financial Partner and all other owners of shares of common stock in Buyer's Parent, is not greater than an equivalent ratio of 20/100. For such purposes (1) shares of common stock in Buyer's Parent that the Financial Partner or another person could acquire by the conversion of a security or exercise of an option or another purchase right such as a warrant, shall be considered to be issued and outstanding and owed by the Financial Partner, and (2) BEL-Canada shall be included in the term "Financial Partner" with respect to any shares of common stock, securities, options or purchase rights that it may have acquired subsequent to the date of this Agreement in connection with Buyer's closing with a Financial Partner, e.g., because of BEL-Canada's providing credit enhancement for a Financial Partner's investment.

         6.2.9. Exclusive License: The Exclusive License, in form and substance reasonably satisfactory to Seller and Buyer, shall have been prepared, executed and delivered by the parties thereto.

         6.2.10 Manufacturing Contract. The Manufacturing Contract, in form and substance reasonably satisfactory to Seller and Buyer, shall have been prepared, executed and delivered by the parties thereto.

         6.2.11. Fairness Opinion. The financial advisor of Seller, Allen & Co., Inc. has delivered to the Board of Directors of Seller, with a copy to Buyer, an opinion dated at or prior to the date of Seller's Proxy Statement to the effect that this transaction is fair from a financial point of view to the stockholders of Seller.

         6.2.12. Tax Opinion. Seller will have received a written opinion from Messrs. Frost and Jacobs to the effect that this transaction will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

         6.2.13. Termination of Securities Litigation. The Securities Litigation shall have been finally terminated, appropriate releases obtained, and all other necessary or desirable steps taken in connection therewith, as determined by Seller in its sole discretion.

         6.2.14. Dissenting Shares. Not more than 10% of Seller's issued and outstanding shares constitute Dissenting Shares.

         6.2.15. Working Capital. Seller shall have received access to new working capital from Foothill evidenced by an increase in the permitted indebtedness of Seller to Foothill under Seller's existing revolving debt to Foothill, by Foothill's permitting Seller to use the proceeds of a sale of the Real Property as working capital, or some combination, provided that such arrangements do not allow the total permitted indebtedness of Seller to Foothill (term debt, revolving debt, and other) to exceed an amount determined in accordance with Schedule 6.1.20 hereto.



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
         6.2.16. Re-Evaluation Notice. There is no unresolved disagreement with respect to a Re-Evaluation Notice.

         6.2.17. Securities Laws. Buyer and Buyer's Parent will have received all state securities or "Blue Sky" permits and other federal and state authorizations necessary for the issuance of shares of common stock of Buyer's Parent pursuant to this transaction. Without limitation, the Registration Statement will have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

         6.2.18. Extraordinary Gain. Buyer's Parent will have booked an extraordinary gain in the amount of approximately $6 million from the settlement of litigation.


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
                                   ARTICLE VII
                          OBLIGATIONS IF CLOSING OCCURS

         7.1.  Non-Survival of Representations and Warranties.

         None of the representations and warranties in this Agreement, or any claim that may have arisen thereunder prior to Closing, shall survive Closing if Closing occurs.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of Buyer and Seller; or

         (b) by Buyer by written notice to Seller if any of the conditions set forth in Section 6.1 hereof shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

         (c) by Seller by written notice to Buyer if any of the conditions set forth in Section 6.2 hereof shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment, and shall not have been waived by Seller; or

         (d) by Seller or Buyer if the Closing has not occurred on or before May 31, 1997, provided that such terminating party is not in material breach of its obligations under this Agreement.

         If this Agreement is terminated in accordance with the foregoing provisions, all further obligations of the parties hereunder shall terminate, except that the obligations contained in the last sentence of Section 4.1 shall survive.

         8.2. Default by Buyer. In the event that (a) this Agreement is terminated by Seller pursuant to Section 8.1(c) or (d) by reason of the failure of Buyer, for reasons reasonably within its control, to satisfy one or more of the conditions set forth in Section 6.2 and (b) all of the conditions set forth in Section 6.1 have been satisfied, then Buyer shall be liable to Seller for all loss, damage or expense incurred by Seller as a result of Buyer's default.

         8.3. Default by Seller. In the event that (a) this Agreement is terminated by Buyer pursuant to Section 8.1(b) or (d) by reason of the failure of Seller to satisfy, for reasons reasonably within its control, one or more of the conditions set forth in Section 6.1 and (b) all of the conditions set forth in Section 6.2 have been satisfied, then Seller shall be liable to Buyer for all loss, damage or expense incurred by Buyer as a result of Seller's default.


         8.4. Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales law, registration of bills of sale law, or other law for the protection of creditors.

         8.5. Expenses. Except as otherwise provided herein, Seller shall assume and bear all expenses, costs and fees incurred or assumed by Seller in the preparation and execution of this

Agreement and compliance herewith, and Buyer shall assume and bear all expenses, costs and fees incurred or assumed by Buyer in the preparation and the execution of this Agreement and compliance herewith, in each case whether or not the purchase and sale provided for herein shall be consummated.

         8.6. Public Announcements. Except as may otherwise be required by law, Buyer shall not, directly or indirectly, make or cause to be made any public announcement or issue any notice in any form with respect to this Agreement or the transactions contemplated herein without the prior written consent of Seller and Seller shall not, directly or indirectly, make or cause to be made any public announcement or issue any notice in any form with respect to this Agreement or the transactions contemplated herein without the prior written consent of Buyer, such consent (in either case) not to be unreasonably withheld or delayed. If Closing does not occur, each party shall refrain from wrongful disparagement of the other, its business and products.

         8.7. Assignment; Successors. This Agreement shall not be assigned by any party without the prior written consent of the other party, except that following the Closing, Buyer may assign(including assignment by merger) its rights hereunder to any person, provided that, except in the case of a merger, any such assignee agrees in writing to be bound by the terms hereof and no such assignment shall, without Seller's consent, relieve Buyer of its obligations hereunder. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person, whomsoever, it being the intention of the parties that no one shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties.

         8.8. Amendment and Modification; Waivers. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         8.9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard shall be validly given, made or served, if in writing and delivered personally or sent by telecopier, telex or registered or certified mail, postage prepaid, (or by fax, if promptly confirmed by registered or certified mail) if to Seller, at the following address:

         Cincinnati Microwave, Inc.
         One Microwave Plaza
         Cincinnati, Ohio 44249

         Attn: President and Chief Executive Officer
         Fax:  (413) 247-4109

to Buyer, at the following address:

         BEL-Tronics U.S.A., Inc.
         8100 Sagl Parkway
         Covington, Georgia 30209
         Attn:  President and Chief Executive Officer
         Fax:  (770) 384-7934

or, in each case, at such other address as may be specified in writing, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents. All notices and other communications given hereunder shall be effective upon delivery if delivered personally or sent by telecopier or telex and if delivered by mail shall be effective three business days after deposit in the United States mail.

         8.10. Further Assurances; Records. Each of Seller and Buyer shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as either may reasonably request in order to convey title to the Purchased Assets to Buyer, effect the assumption by Buyer of the Assumed Liabilities and to otherwise effectuate the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets which are needed by such other party or parties for the purposes of preparing tax returns or responding to an audit by any governmental agency or for any other reasonable purpose. Such access will be during normal business hours and not subject to time limitations, except as provided below. Buyer represents that, for a period extending three (3) years after the Closing Date, it does not intend to destroy or otherwise dispose of any records with respect to the Purchased Assets, relating to the period prior to Buyer's acquisition of the Purchased Assets.

         8.11. Sales and Transfer Taxes. Buyer shall be responsible for and pay all applicable sales, transfer, documentary, use, filing and other taxes and fees that may become due and payable as a result of the sale, transfer and delivery of the Purchased Assets, whether levied on Buyer or Seller (other than Income Taxes imposed by any applicable jurisdiction on Seller).

         8.12. Tax and Financial Cooperation. (a) After the Closing, Seller and Buyer agree to cooperate with each other in connection with any official tax inquiry, tax audit, tax determination or tax-related proceeding affecting tax liability of Seller or in connection with a determination of any tax liability or treatment to make available to each other party within a reasonable amount of time, at no cost to such party, or its employees and officers, together with documents, correspondence, reports, books and records of Seller and other materials bearing on such tax inquiry, audit, examination, proceeding or determination of tax liability or treatment, provided that each party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another party hereunder. Buyer shall, within sixty days (60) of the Closing Date, provide Seller with


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
financial statements which set forth the Purchased Assets and Assumed Liabilities as of the Closing Date and a profit and loss statement through such date, which financial statements shall be prepared in a manner consistent with the financial statements of Seller for past periods, to assist Seller in the preparation of any required sales tax documentation and its Income Tax returns for the 1996 fiscal year.

         8.13. Entire Agreement; Counterparts; Governing Law. This Agreement, together with the Schedules, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (other than the law governing conflict-of-law questions).

         8.14. Schedules. The parties hereto expressly agree that, in the event that all of the Schedules to this Agreement have not been finalized at the time that this Agreement is executed, Seller and Buyer shall use its respective best efforts to negotiate in good faith the terms and conditions of such Schedules, and, in the case of Schedules serving the purpose of disclosure, within fifteen
(15) business days of the date of this Agreement, but in any event by December 31, 1996. If, notwithstanding the good-faith best efforts of the parties hereto, an agreement as to the terms and conditions of the Schedules is not reached by the parties hereto on or before the Closing Date, either party shall have the right to terminate this Agreement without any liability to any other party hereto, provided that, nothing contained in this Section 8.14 shall relieve any party of any liability to any other party for its failure to negotiate in good faith.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                           SELLER:
                           CINCINNATI MICROWAVE, INC.


                           By: /s/ E. WILLIAMS
                              ---------------------------------------
                              Name: E. Williams
                              Title: President and CEO


                      (Signatures continued on next page)

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


                           Buyer:
                           BEL-TRONICS U.S.A., INC.


                           By: /s/ RUDY SAGL
                              --------------------------------------
                              Name:
                              Title:

                                    SCHEDULES

         Schedules to Asset Purchase Agreement, dated as of December 3, 1996 (the "Agreement"), among Cincinnati Microwave, Inc., an Ohio corporation (the "Seller" or the "Company") and BEL-Tronics U.S.A., Inc., a Georgia corporation (the "Buyer").

         These are the Schedules referred to in the Agreement. The section numbers set forth in the Schedules refer to the corresponding section numbers in the Agreement. Notwithstanding anything to the contrary contained in the Agreement, the inclusion of any item on a Schedule shall not constitute an admission that a violation, right of termination, default, liability or other obligation of any kind exists with respect to such item, but rather is intended only to qualify certain representations and warranties contained in the Agreement and to set forth other information required by the Agreement. Certain matters set forth herein are included solely for informational purposes and are not required to be disclosed pursuant to the Agreement. The disclosure of any matter shall not be deemed to constitute an acknowledgment that such matter is required to be disclosed in connection with the representations and warranties made by any party in the Agreement or is material. All descriptions of documents contained in the Schedules are qualified in their entirety by reference to the documents so described. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.


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
                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                           CINCINNATI MICROWAVE, INC.
                                       AND
                            BEL-TRONICS U.S.A., INC.

                                LIST OF SCHEDULES

  SCHEDULE        DESCRIPTION
  --------        -----------

  2.1             Bill of Sale
  2.1.1(a)        Excluded Assets
  2.2.6.4         Utility Service Letter
  2.2.7           Loan Documents
  2.3             Assumption Agreement
  2.3.2.4         Securities Litigation
  3.1.1           Seller's Capital Structure, States where Seller is Qualified to do Business, and Ownership of Other Entities
  3.1.3           Consents Required
  3.1.4           Litigation
  3.1.5           Compliance Exceptions
  3.1.6.1         Income Tax Exceptions
  3.1.8           Brokers
  3.1.9.1         Seller's Officers and Directors
  3.1.11          Permits and Licenses
  3.1.12.2        Adjustments and Write-Downs
  3.1.12.3        Other Liabilities
  3.1.13          Material Adverse Changes
  3.1.14          Liens and Security Interests
  3.1.15          Real Property Leases
  3.1.16          Equipment
  3.1.17          Proprietary Rights for Intellectual Property
  3.1.18          Material Contracts
  3.1.19          Employee Benefit Plans
  3.1.20          Defaults or Violations
  3.1.21          Certain Environmental Matters
  3.1.22          Litigation
  3.1.23          Tax Exceptions
  3.1.24          Condition of Assets
  3.1.25          Inventory Exceptions
  3.1.26          Insurance Policies
  3.1.27          Accounts Receivable
  3.1.28          Capital Improvements

  SCHEDULE        DESCRIPTION
  --------        -----------

  3.2.1           Buyer's Capital Structure, States where Buyer is Qualified to do Business, and Ownership of Other Entities
  3.2.3           Consents Required
  3.2.4           Litigation
  3.2.5           Compliance Exceptions
  3.2.6.1         Income Tax Exceptions
  3.2.9.1         Buyer's Officers and Directors
  3.2.10          Permits and Licenses
  3.2.12          Material Adverse Changes
  3.2.13          Liens and Security Interests
  3.2.14          Real Property Leases
  3.2.15          Equipment
  3.2.16          Proprietary Rights in Intellectual Property
  3.2.17          Material Contracts
  3.2.18          Employee Benefit Plans
  3.2.19          Defaults or Violations
  3.2.20          Certain Environmental Matters
  3.2.21          Litigation
  3.2.22          Tax Exceptions
  3.2.23          Condition of Assets
  3.2.24          Inventory Exceptions
  3.2.25          Insurance Policies
  3.2.26          Accounts Receivable
  3.2.27          Capital Improvements
  4.2.1           Seller's Conduct of Business
  4.4.1           Noncompetition Agreement
  4.5             Assignment of Contracts and Government Authorizations
  4.7.1(a)        Trademark Assignment
  4.7.1(b)        Patent Assignment
  4.7.1(c)        Copyright Assignment
  4.7.2           Proprietary Rights Relinquished
  4.9.1           Seller's Insurance Policies Maintained
  4.9.2           Buyer's Insurance Policies Maintained
  4.21            Noncompetition Agreement
  6.1.2           Opinion of Seller's Counsel
  6.1.20          Working Capital Schedule
  6.22            Opinion of Buyer's Counsel





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